SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment #3

File #333-161217

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASGAARD MEDIA

(Exact name of registrant as specified in its charter)

Nevada	7812	26-1780115
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

Asgaard Media

(702) 410-3032

PO Box 100

Goldfield, Nevada 89013

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wm. Alan Pezzuto

President and Chief Executive Officer

Asgaard Media

3rd & Horn, Gold Point, NV 89013

(702) 410-3032

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Parsons/Burnett/Bjordahl/Hume, LLP

James B. Parsons, Esq.

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036

(425) 451-8568 (Fax)

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par Value per Share	10,000,000	$2.50	$25,000,000	$1,395.00

Selling Shareholders Common Stock	2,500,000	$2.50	$6,250,000	$348.75
Total Fee				$1,743.75

Notes:

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by factors such as the lack of liquidity (since there is no present market for Asgaard Media stock) and the high level of risk, considering the lack of operating history for Asgaard Media. The Company and selling shareholders may sell shares of our common stock at a fixed price of $2.50 per share until our shares are quoted on the OTC Bulletin Board; thereafter the selling shareholders may sell shares at prevailing market prices or privately negotiated prices Assuming our shares are quoted on the OTC Bulletin Board, the Company will continue to sell newly issued shares at $2.50 per share until the earlier of (i) all the newly issued shares offered hereunder are sold or (ii) until this offering terminates, whichever is sooner. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The date of this Prospectus is [*]

PROSPECTUS

12,500,000 Shares

$2.50 per share

Common Stock

This is our initial public offering.  Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

Our existing shareholders are offering for sale, 2,500,000 shares of common stock.  In addition, we are offering a total of 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers, with a minimum offering of 20,000 shares. The offering price is $2.50 per share. This offering of shares by the Company and the selling shareholders will terminate 270 days from the effective date of this Prospectus on [*], although we may close the Offering on any date prior if the Offering is fully subscribed. In the event that 20,000 shares are not sold within 270 days from the effective date of this Prospectus, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind.  If 20,000 shares are sold within 270 days from the effective date of this Prospectus, all money received will be available to us and there will be no refund. The funds will be maintained in a separate escrow bank account at Nevada State Bank, 132 Erie-Main Street, Tonopah, NV 89149, (to Clear Trust -Escrow Account fbo Asgaard Media, 2980 South Rainbow Boulevard, Suite 220H, Las Vegas, Nevada  89164 ) until we receive $50,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. Unless we receive a minimum of $50,000 within 270 days from the effective date of this Prospectus, [*], on the 271st  day from the effective date those funds received will be immediately refunded to the investors, without interest or deduction.

Our officers and directors will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. No officer or director will receive any compensation for his role in selling shares in the Offering.

The selling shareholders have indicated that they do not plan to offer and sell their shares prior to the Company selling the minimum required 20,000 common shares set forth in the Company’s offering.  However, there are no formal agreements or contracts by and between the Company and any selling shareholder to this effect.

This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss of your investment.  See "Risk Factors" starting on page 8 .

	Offering Price per Share	Offering Expenses	Proceeds to Asgaard Media
	$2.50	$20,000.00	$2.49
Minimum Offering:	$50,000.00	$20,000.00	$30,000.00

Maximum Offering:	$25,000,000.00	$32,000.00	$24,968,000.00

(1) These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this Offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. Asgaard Media may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Table of Contents

PROSPECTUS SUMMARY

6

Asgaard Media

6

The Offering

7

Summary of Selected Financial Information

9

RISK FACTORS

11

Risk Factors Relating to Asgaard Media

11

Risks Relating to the Motion Picture Industry

15

Risk Factors Relating to This Offering

16

FORWARD-LOOKING STATEMENTS

20

USE OF PROCEEDS

20

DETERMINATION OF OFFERING PRICE

22

DILUTION

22

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

23

General

23

Company’s Offering-Minimum 20,000 and Maximum of 10,000,000 Common Shares Offered

24

Offering Period and Expiration Date

25

Procedures for Subscribing

25

Right to Reject Subscriptions

25

Separate Account for Subscriptions

25

Selling Security Holders-Offering 2,500,000 Common Shares

26

Section 15(g) of the Exchange Act

28

Blue Sky Restrictions on Resale

29

DESCRIPTION OF BUSINESS

30

General

30

Motion Picture Industry Overview

30

Distribution of Motion Pictures

31

Production

32

Distribution Approach

33

Current Projects

33

Public Relations and Promotion

35

Financing Strategy

35

Distribution Arrangements

36

Competition

36

Intellectual Property Rights

36

Censorship

38

Labor Laws

38

DESCRIPTION OF PROPERTY

38

Number of Total Employees

38

Employment Agreements

39

Board Committees

39

Directors

39

Facilities

39

Intellectual Properties

39

Off-Balance Sheet Arrangements

39

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION  39

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE  44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

44

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

45

Background of Directors, Executive Officers, Promoters and Control Persons

46

Executive Compensation

47

Directors' Compensation

47

Stock Option Grants

47

Employment Agreements

47

Code of Ethics

47

Indemnification

48

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

48

DESCRIPTION OF SECURITIES TO BE REGISTERED

48

Common Stock

48

Dividend Policy

49

Preferred Stock

49

Market for Securities

49

Equity Compensation Plan Information

49

Holders

49

Reports

49

Transfer Agent

49

AVAILABLE INFORMATION

49

INTERESTS OF NAMED EXPERTS AND COUNSEL

50

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

50

We have not entered into any transactions or agreements with related persons, promoters or control persons that require disclosure to our shareholders within the past two years. LEGAL PROCEEDINGS  50

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

50

EXPERTS

51

LEGAL MATTERS

51

FINANCIAL STATEMENTS

51

PROSPECTUS SUMMARY

The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this Prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 11-20.

As used in this Prospectus, unless the context otherwise requires, "we", "us", "our" “the Company” or "Asgaard" refers to Asgaard Media, a Nevada corporation. "SEC" refers to the United States Securities Exchange Commission.  "Securities Act" refers to the Securities Act of 1933, as amended, and "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

Asgaard Media

Asgaard Media was incorporated in the State of Nevada on January 8, 2008. Asgaard’s year end is December 31.  We are a development stage enterprise. Our principal office is located at 2550 East Desert Inn Road, Las Vegas, Nevada 89121.  Our telephone number is (702) 410-3032 and our e-mail contact is info@asgaardmedia.com . Our website can be viewed at www.asgaardmedia.com.

Our plan of operation is to develop, finance and produce feature length motion pictures with an estimated production budget of approximately $3,000,000 to $10,000,000 each, for domestic and foreign theatrical distribution and for licensing on pay/cable, network and syndicated television and in other media.  To date, our business activities have been limited to organizational matters, acquiring intellectual property rights, and pre-production, and the preparation and filing of the registration statement of which this prospectus is a part.

We recently commenced our planned principal operations by acquiring media rights and screen plays for certain projects described herein and have begun pre-production on all of our planned projects. However, other than our intellectual property, we have no significant assets.  In order to continue as a going concern we must successfully accomplish the following tasks:

•	Obtain capital through the sale of our common stock through this Offering;

•	Produce feature length films from our screenplays;

•	Enter into distribution agreements to successfully market and distribute our properties; and

•	Continue to acquire screenplays and media rights in other properties.

There can be no guarantee or assurance that we will be able to successfully accomplish one or all of these tasks in the future.

Investors should be aware that our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our projects and begin our operations.

To date we have been able to work within the funds that we have available, some of which have come from our investors and others of which have come from direct capital contributions from our founder, Wm. Alan Pezzuto.  The minimum cost we expect to incur over the next 12 months relate to our rent, telephone, audit, SEC reporting and filing fees. We estimate these expenses to be approximately $25,000.  This would not, however, allow us to continue with production activities and the Company’s actual operations would cease until we were able to secure additional funding.

If and when we are able to accomplish the above tasks, in order to achieve and maintain profitability in the future we must produce commercially successful motion picture films based upon the screenplays.  Investors must be aware that we do not have sufficient capital to independently finance our own productions. If we are unable to secure additional financing we would be unable to produce any films, in which case, we would be forced to suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations, in which case investors would likely lose their entire investment.

We have no operating history on which to base an evaluation of our business and prospects.  Prospective purchasers of our stock should be aware of the difficulties normally encountered by new film production companies and the high rate of failure of such enterprises.  These risks include, without limitation, the high probability that we will be unable to produce a commercially successful film.  If we are unable to profit from the production of motion pictures, our business will most likely fail and any investment made into our common stock would be lost.

We currently have no employees other than our three officers and directors.  We do not intend to hire any employees within the next 6 months.  However, if we are successful in raising capital through this Offering, we intend to engage certain independent contractors to assist us in the implementation of our business plan.  Our current President works on a part time basis for the Company.

Potential investors should be aware that our officers and directors own 10,050,000 shares, representing 21.1% of the current issued and outstanding common shares of the Company.  Prior to this Offering, Wm. Alan Pezzuto, owns 7,500,000 shares, Christopher Baker owns 1,500,000 shares, and Karen Pezzuto owns 1,050,000 shares of our common stock.  If and when, we are able to sell all of the 10,000,000 offered shares, they would still own approximately 17.5% of our issued and outstanding common stock.  The 2,500,000 common shares being registered under this registration statement are being registered by our existing shareholders.  Please refer to the section “Selling Securities Holders” for a complete list of selling shareholders, their pre and post offering ownership and percentages on Page 26.

Further, potential investors should also understand that in addition to the direct ownership of the shares, that affiliates of the Company own an additional 21.1% of our common stock, giving the Company’s officers, directors and affiliates collectively 39.4% ownership of our common stock prior to this Offering.  If all existing shareholders sell the 2,500,000 shares, and none of the existing officers or directors purchase them, our officers and directors would still own 17.5% of our then issued and outstanding common shares.  Further, if all 10,000,000 shares that are the subject of this Offering are sold, and assuming none of those shares are purchased by existing officers directors or affiliates and that do not sell any of their current holdings, our current officers directors and affiliates would hold 32.6% of the issued and outstanding shares.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors' report to the financial statements included in the registration statement, of which this prospectus is a part due to the fact that we have not generated any revenues and have had net losses since our inception.  Since our inception on January 8, 2008 to December 31, 2012, we have not generated any revenues and have a net loss of $2,537,170.  In the event we raise at least a minimum of $50,000 sought in this Offering, we expect to be able to continue our business for at least the next 12 months.  Although no assurances can be given that we will be successful in raising $50,000, it is our hope that we will generate revenue from our film and television projects within the first twelve months.  In the event we do not raise at least $50,000, we will not be able to continue pursuit of our business plan.  Further, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $30,000 remaining, which may not allow the Company to successfully implement any business plans, thereby resulting in a substantial or complete loss to investors.

As of the date of this Prospectus, Asgaard has 47,537,000 shares of $0.001 par value common stock issued and outstanding, which is owned by eighty (80) shareholders.  If the maximum 10,000,000 shares are subscribed to, there will be 57,537,000 shares issued and outstanding.

The Offering

Asgaard Media is offering, on a self-underwritten basis, 10,000,000 shares of the common stock at a price of $2.50 per share.  Selling shareholders of our common stock may offer 2,500,000 shares at the same price; and the

Company will receive none of the proceeds from the sale of these shares and the proceeds will go directly to the selling shareholders. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders may sell their shares at prevailing market prices or privately negotiated prices.  Assuming our shares are quoted on the OTC Bulletin Board, the Company will continue to sell newly issued shares at $2.50 per share until the earlier of: (i) all the newly issued shares offered hereunder are sold or (ii) until this Offering terminates, whichever is sooner.  The proceeds from the sale of the new shares to be issued in this Offering will be payable to "Clear Trust Escrow Account fbo Asgaard Media" and will be deposited in a non-interest bearing bank account until the depository bank determines the funds to be good.  All subscription agreements and checks are irrevocable and should be delivered to Clear Trust.  Failure to do so will result in checks being returned to the investor who submitted the check.

The Offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed (ii) the Offering is terminated by action of the Board of Directors, or (iii) up to 270 days from the date of this Prospectus, [*].  Notwithstanding the forgoing, selling shareholders may sell their 2,500,000 shares under the registration statement, of which this Prospectus forms a part, as long as it is effective, current and the Offering remains open for the sale of the Company’s 10,000,000 shares.  Thereafter, selling shareholders would need to find an appropriate exemption from registration in order to sell their shares.  Assuming this registration statement is effective, the Company is under no obligation to keep it current for the selling shareholders.  Asgaard will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days of the close of the Offering.  In the event that the Company does not raise the funds necessary to implement its business plan during the Offering period, but is successful in raising at least $50,000, it intends to modify its business plan to produce educational, internet or industrial films, which may be produced for as little as $15,000.  Investors need to understand that the number and types of film projects available to the Company are directly related to the funding it receives.  If the Company were to receive $500,000, it could still produce one feature film by significantly amending its operating budget.  If the funds received were less than $500,000, the Company would need to pursue the production of educational, internet and industrial films until it was able to finance a feature film.  However, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $20,000 remaining, which may not allow the Company to successfully implement any business plans thereby resulting in a substantial or complete loss to investors.

The offering price of the common stock has been arbitrarily determined, and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

Asgaard Media will apply the proceeds from the Offering to pay for costs associated with the reporting responsibilities of an SEC reporting company, computer hardware & software, website development & maintenance, marketing, office furniture, salaries (if any), office supplies, acquisition of screenplays and general working capital. Asgaard Media’s Transfer Agent is Clear Trust, LLC, 16540 Pointe Village Drive, Suite 206, Lutz, FL 33558, (818) 235-4490.  The Company’s phone is (702) 410-3032.

The purchase of the common stock in this Offering involves a high degree of risk.  The common stock offered in this Prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 11 and "Dilution" on page 22 before making an investment in our stock.

Summary of Current Projects

Currently we have five projects for which we have acquired the rights and plan to produce if we are able to raise the funds that are the subject of this Offering.  If we are unable to secure all of the funds that are the subject of this Offering, we may not be able to produce them or may need to reduce our projected budgets.  A reduction in the budget associated with a project or the series would adversely affect the quality of the product produced and would likewise have a negative impact on the potential revenues to be derived, if any.  The following is a brief description of each of the film projects and the television series.

Altar of the Dark Star

“Altar of the Dark Star” is the first in a trilogy of film screenplays/novels or the 2-hour pilot for a late night cable TV series.  The project is intended for adult audiences and crosses elements of urban vampire noir stories like “The Hunger” with the sweeping, epic scale of shows like “The Tudors.”

The essential premise is simply that “vampires are aliens,” created by a space faring race of humanoids who visited Earth eons ago and crossed their DNA with Neanderthal man to create modern humans.  Along the way, the vampire virus was introduced into the equation, and this is the tragic story of how the first vampire came to be and how he may someday be freed of the curse and be redeemed in the eyes of “The Maker,” i.e. God. The script makes extensive use of flashbacks to ancient times to tell the backstory, and the conflicts in the present day are framed around the return of the Dark Star, the planet the aliens came from originally.  Since the story is intended as the first in a series rather than a single self-contained thought, the ending is left open and presages the epic conflict to come.

Dox E. Dog

This is an animated children’s series by Scott Essman, a well known director and historian in the science fiction and special effects arenas.

Espousing the virtues of responsibility, accountability and treating others in a manner in which you wish to be treated, we expect this project to be well received by parents.

Sands of Time

Sands of Time is a fast-paced, action packed epic.  The amazingly true story of Dr. Ted Humphrey and his four-decade long involvement with the seldom disclosed shadow government which operates above and beyond National Security, a government where time & space are variables.

Dr. Humphreys is followed as technology advances and he is able to trace the steps of his mentor/father who disappeared from a top secret government lab and how that disappearance shaped the future of not just the country,but humankind as a species.

Sands of Time is a look at the men and machines behind the curtain of covert operations and super technology.

Community Challenge, a television series project

This is a show that follows a community based reality experience created to get through and benefit a community from natural disaster and adversity.

Creation of the Humanoid  is a feature film based on an old film set in a post-nuclear ward society.

Summary of Selected Financial Information

The following table sets forth summary financial data derived from Asgaard Media’s financial statements.  The data should be read in conjunction with the financial statements and the related notes thereto, as well as the "Management's Discussion and Plan of Operations" included elsewhere in this prospectus.

Financial Data Summary

 For the Year Ended December 31

Statements of Operations Date	December 31, 2012	December 31, 2011	January 8, 2008 (Inception) To December 31, 2012

Total Revenues	$0	$0	$93,940

Total Operating Expenses	$1,752,788	$543,382	$2,742,575

Net Loss and Comprehensive Loss	$(1,586,388)	$(543,682)	$(2,537,170)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	40,537,000	40,537,000

Net Loss Per Share – Basic and Diluted	$(0.04)	$(0.01)

Balance Sheet Data	December 31, 2012	December 31, 2011

Total Assets	$106,621	$48,379

Total Liabilities	$1,187,884	$254,954

Total Stockholders’ Equity (Deficit)	$(1,081,263)	$(206,575)

Total Liabilities and Stockholders’ Equity (Deficit)	$106,621	$48,379

For the Quarter Ended March 31:

Statements of Operations	March 31, 2013	March 31, 2012	January 8, 2008 (Inception) To March 31, 2013

Total Revenues	$0	$0	$93,940

Total Operating Expenses	$29,2	$28.642	$2,747,208

Net Loss and Comprehensive Loss	$(33,105)	$(83,886)	$(2,570,275)

Weighted Average Number of Common Shares Outstanding – Basic and Diluted	$43,775,764	$40,537,000

Net Loss Per Share – Basic and Diluted	$(0.00)	$(0.00)

Balance Sheet Data	March 31, 2013	December 31, 2012

Total Assets	$103,763	$106,621

Total Liabilities	$1,214,247	$1,187,884

Total Stockholders’ Equity (Deficit)	$(1,110,484)	$(1,081,263)

Total Liabilities and Stockholders’ Equity (Deficit)	$103,763	$106,621

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this Prospectus.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.  We cannot assure any investor that we will successfully address these risks. Prospective investors should carefully consider the following risk factors:

Risk Factors Relating to Asgaard Media

We have a limited history of operations and unless we are able to successfully execute our business plan, our business and operating results will suffer, resulting in the complete failure of our business.  Our operations are subject to all of the risks inherent in the establishment of a new business.  The likelihood of our success must be considered in light of the risks, problems, expenses and delays frequently encountered in connection with the formation of a new business in general, as well as the highly competitive environment in which the business is operating.  To address these risks, we must, among other things, continue to respond to competitive developments, attract, retain and motivate qualified personnel, commercialize products, and implement and successfully execute our marketing strategy and advertising sales strategy.  There can be no assurance that we will be successful in addressing such risks.

The Company’s auditor has substantial doubts as to Asgaard Media’s ability to continue as a going concern.

Our auditor's report on our December 31, 2012, financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business.  We currently do not have sufficient funds to execute our business plan.  Our available funds to date have consisted of contributed capital and funds received from the sale of our common stock.  None of our officers or directors have any obligation to continue to make such contributions in the future and may be unable or unwilling to loan or advance any capital to Asgaard.  As such, there can be no assurances that the Company will have sufficient capital to continue its current operations or implement its business plan which would result in losses to investors.  See “December 31, 2012 Audited Financial Statements – Report of Independent Registered Public Accounting Firm."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.  Asgaard Media incurred $2,537,170 in net loss for the period from inception to December 31, 2012, and we have no revenue.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products.  We may seek additional funds through private placements of our common stock.  Our financial statements do not include any adjustments relating to the classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could harm our operating results.

As a public company, we will incur significant additional legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting requirements.  We also will incurred and will incur costs associated with current corporate governance requirements, including requirements under Section 404 and other provisions of the Sarbanes-Oxley Act, as well as rules implemented by the Securities and Exchange Commission, or SEC, and the exchange on which we list our shares of common stock issued in this Offering.  The expenses incurred by public companies for reporting and corporate governance purposes have increased dramatically in recent years.  We expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly.  We are unable to currently estimate these costs with any degree of certainty.  We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage previously available.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.  Currently we do not have a system of checks and balances in place covering our financial operations and investors will bear the economic risk associated with the lack such oversight.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

If we engage in foreign distribution of our films, a portion of our revenue and expenses are expected to be denominated in currencies other than U.S. dollars.  Additionally, international operations are subject to certain risks inherent in doing business abroad, including:

•

Exposure to local economic and political conditions;

•

Foreign exchange rate fluctuations and currency controls;

•

Withholding and other taxes on remittances and other payments by subsidiaries

•

Investment restrictions or requirements;

•

Export and import restrictions;

•

Compliance with local regulations on censuring, licensing and qualification fees; and

•

Greater potential for our films to be pirated.

Expanding our business in Canada and Mexico, and developing our business relationships with manufacturers in such jurisdictions are important elements of our strategy.  As a result, our exposure to the risks described above may be greater in the future.  The likelihood of such risks and their potential effect on us may vary from country to country and are unpredictable.  However, any such occurrences could be harmful to our business and our profitability, thereby resulting in a decline in the value of our common stock.

We do not intend to use unionized labor or seek to have any of our projects backed by completion bonds.

Our business plan is based on our position as a low to mid budget film producer.  As part of that plan, we intend to use only non-union talent and service providers.  While this may save costs, it may also limit the availability of talent and service providers because many actors and established service providers have significant limitations on their ability to work on non-union film projects.  As such, our projects will not have the draw and audience appeal that well known actors could bring to a project.

Further, we do not intend to use completion bonds to insure that our projects are completed on time or on budget.  Thus, if a particular project is not completed on time or on budget, there will be no third party oversight to “take control” of a project.  If we underestimate costs or timing, our projects may not be economically viable and/or we may not be able to complete them which could result in losses to investors.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  These functions are performed by the board of directors as a whole.  The members of the Board of Directors are not independent directors.  Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

To date, we have not generated revenues from operations and we may have additional capital requirements to continue our operations, but they might not be available to us on favorable terms or at all, and if unavailable our ability to run our business will be impaired.

As of the date of this Prospectus, we have limited working capital.  As a result, it is impossible to expand our operations and we are totally dependent upon this Offering to sustain and grow our business.  Although this Offering contemplates raising $25,000,000, there is no assurance that this amount can be raised.  Only $50,000 of the funds received will be held in escrow and, thereafter, will have immediate use of all funds received.  If we were to only receive the minimum amount for this Offering, we would not have sufficient funding to even start a project.  Assuming the sale of all 10,000,000 shares of common stock hereunder, the proceeds will be utilized over the next twelve months as specified in “Use of Proceeds .”  If we are unable to generate sufficient revenues to cover operating expenses or raise additional funds, we are unlikely establish or maintain our business operations.  We currently have no other plans or arrangements to raise capital for our business except for this Offering.

Early failures would impair our ability to attract additional capital.

Our business model contemplates success from our first productions.  That is, we are anticipating revenue from our productions to finance additional productions.  In the event that our early productions are not profitable, we will need to raise additional capital from outside investment.  There are no guarantees that we will be able to raise such capital, or that if we are able to, that it will be on favorable terms.  Early failures are likely to make such additional financing more “expensive” because investors are not likely to be willing to pay for “past mistakes.”

We will not receive revenue from our film production until production is completed and even if completed, there are no assurances that we will receive any revenue.

Upon completion of this Offering, we intend to develop several pre-production packages for feature films that we intend to produce.  The production and distribution of a motion picture is a time consuming process.  Pre-production on a picture will generally extend for a minimum of two to three months or more.  Principal photography may extend for several weeks or more.  Post-production may extend from three to four months or more.  Distribution and exhibition of motion pictures generally may continue for years before any revenue is realized or generated, if at all.

We will not be able to completely diversify to mitigate the risks associated with the production of each film we intend to produce.

Particularly as produced by independent filmmakers, each motion picture is a separate business venture with its own management, employees and equipment and its own budgetary requirements.  Although we are attempting to minimize this by maintaining a slate of projects, there are substantial risks associated with film production, including death or disability of key personnel, other factors causing delays, destruction or malfunction of sets or equipment, the inability of production personnel to comply with budgetary or scheduling requirements and physical destruction or damage to the film itself.  Significant difficulties such as these may materially increase the cost of production or may cause the entire project to be abandoned.  Because we intend to rely on the same personnel for more than one film project, it will be impossible for us to completely diversify in a manner to mitigate these potential risks.

Our film projects may not be accepted by the market and our business may fail as a direct result of such lack of market acceptance.

The ultimate profitability of any motion picture depends upon its audience appeal in relation to the cost of its production and distribution.  The audience appeal of a given motion picture depends, among other things, on unpredictable critical reviews and changing public tastes, and such appeal cannot be anticipated with certainty.  If certain segments of the viewing public do not like, are unwilling to pay for or otherwise disprove of our productions, our business may fail.

The premature abandonment of projects may result in losses to investors and impair our overall results of operations.

The production or distribution of our film projects may be abandoned at any stage if further expenditures do not appear commercially feasible, with the resulting loss of some or all of the funds previously expended on the development, production or distribution of the our film projects, including funds expended in connection with the development of any screenplays and the pre-production of the projects. In the event that we determine that it is in the best interest of our shareholders to abandon a project, it is unlikely that we will be able to recoup any of our costs.

Cost overruns will affect our results of operations and may cause the failure of our business.

The costs of producing motion pictures are often underestimated and may be increased by factors beyond our control.  Such factors may include weather conditions, illness of technical and artistic personnel and requirements, labor disputes, governmental regulations, equipment breakdowns and other production disruptions.  While we intend to engage production personnel who have demonstrated abilities to complete films within assigned budgets, the risk of a film running over budget is always significant and may have a substantial adverse impact on our profitability.

We are dependent on our officers, directors and employees for our success.

Failure to retain such personnel could adversely affect the Company.  We may initiate a key-person insurance policy for Wm. Alan Pezzuto; and may initiate key person life insurance on additional officers and possibly other members of our management team, but as of yet, have not secured such insurance.  Our future operations will depend, in part, on our ability to attract, employ and retain additional qualified employees.  No assurance can be given that we will be able to attract or retain such personnel.

We rely on consultants and if we are unable to retain these or other similarly qualified individuals, we may not be able to carry out our business operations.

We are dependent upon service providers, particularly actors, editors, writers, and camera crews.  Loss of their services could adversely affect our business and our ability to maintain our operations or develop new products.  We have not entered into any employment or non-competition agreements with these individuals and do not plan to in the future.  Our success will depend on our ability to attract and retain qualified personnel.  If we cannot attract and retain the necessary individuals, our operating results will suffer.

Costs associated with our business, including production and input costs are not fixed and might increase, creating uncertainty about our ability to meet our plan of operations.

We have not established long-term contracts with our consultants or other third party suppliers we intend to rely on.  The lack of long-term contracts could result in an increase in what we pay these individuals for their services.  An increase in the production costs will reduce our margins and might make our projects uneconomical, leading to the failure of our business.

We are in the development stage and have conducted no market research on the viability of our products.  There is no guarantee that we will be able to sell enough of our products to generate a profit, and failure to become profitable will result in the failure of our business.

The market for our products is limited in scope and there is no assurance that our products will generate market acceptance and result in sales.  We have developed the products with no market research and there is no assurance that we will be able to respond to the rapidly evolving markets in the entertainment industry.  The inability to sell our products will result in the failure of our business.

Our products may infringe on other patented, trademarked or copyrighted products.  Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our products will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties. In addition, since we rely on third parties to help us develop some of our products, we cannot ensure that litigation will not arise from disputes involving these third parties.  We may incur substantial expenses in defending against prospective claims, regardless of their merit.  Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters or materially disrupt the conduct of our business.

Our success depends in part on our ability to obtain and enforce intellectual property protection for our products, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties, as previously stated.  The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain.  No assurances can be given that any future copyright, trademark or other applications will be issued, that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the Company, that any of our copyrights or trademarks will be held valid if subsequently challenged, that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us or that our intellectual property will not infringe, or be alleged to infringe, the proprietary rights of others.  Furthermore, there can be no assurance that others have not developed or will not develop similar products.  In addition, whether or not additional intellectual property protection is issued to the Company, others may hold or receive intellectual protection covering products that were subsequently developed by the Company; and no assurance can be given that others will not or have not independently developed or otherwise acquired substantially equivalent intellectual property.

The Company’s success is dependent on current management, who may be unable to devote sufficient time to the development of Asgaard Media’s business plan, which could cause the business to fail.

Asgaard Media is heavily dependent on the management experience of our officers, directors and advisors, and, in particular, the experience of Wm. Alan Pezzuto brings to the Company.  There is currently no employment contract by and between any officer/director/employee of the Company.  If the Company lost either officer/director, it would negatively impact and delay operations and there is no assurance that suitable replacements could be found.  Additionally, all of our officers and directors are employed outside of Asgaard Media.  Some of them will only be able to devote a limited amount of time to the development of Asgaard’s business plan unless this Offering is successful.  If management is required to spend additional time with their outside employment, they may not have sufficient time to devote to Asgaard Media and we would be unable to develop our business plan, resulting in the failure of our business.  See “Use of Proceeds.”

Risks Relating to the Motion Picture Industry

We face intense competition in the market from larger more established companies that offer a wider array of products.  These competitors will make it difficult for us to offer competing products and grow our business.

In the production phase, competition will affect our ability to obtain the services of preferred performers and other creative personnel.  We will be competing with the producers of other films in arranging for distribution in the domestic theatrical marketplace and in other markets and media.  In the distribution phase, competition will limit the availability of theaters required for the successful distribution of our products.  These products will be competing directly with other motion pictures and indirectly with other forms of public entertainment.  Companies that are larger, better funded, and have longer operating histories dominate our industry.  We may not be able to compete successfully against our future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.  Our potential competitors may develop superior products and services that achieve greater market acceptance than ours.  Accordingly, failure of our marketing campaign to expand our distribution channels will result in the failure of the business.

Industry changes may have a negative impact on our operations.

The entertainment business in general, and the motion picture business in particular, are undergoing significant changes, primarily due to technological developments.  These developments have resulted in the availability of alternative forms of leisure time entertainment, including expanded pay and basic cable television, syndicated television, and video games.  During the last several years, revenues from licensing of motion pictures to network television have decreased (and fewer films are now being licensed for any price to network television), while revenues from pay television and the Internet have increased relative to network.  The level of theatrical success remains a critical factor in generating revenues in these ancillary markets.  It is impossible to accurately predict the effect that these and other new technological developments may have on the motion picture industry ( See "BUSINESS-Motion Picture Industry Overview").  These uncertainties, as well as others outlined herein, may have a negative impact on our operations and could result in the complete failure of our business.

Our success depends on our ability to develop, maintain and increase our sales distribution channels.  The inability to establish distribution channels may severely limit our growth prospects.

Our business success is completely dependent on our ability to develop, maintain and expand our distribution channels.  Revenues derived therefrom represent vital funds for our continued operations.  The loss or damage of any of our business relationships and or revenues derived therefore will result in the inability to market and produce our products.

Any disruptions or failures on the distribution of our films may result in the failure of our business.

The profitable distribution of a motion picture depends in large part on the availability of one or more capable and efficient distributors who are able to arrange for appropriate advertising and promotion, proper release dates and bookings in first-run and other theaters.  We intend to enlist a public relations firm to create additional publicity for our projects; however, no such arrangement has yet been made.  Presently, we have no distribution arrangements and there can be no assurance that profitable distribution arrangements will be obtained for our projects or that our projects can or will be distributed profitably.  The members of our board of directors have extensive experience in self-distribution or “Four Walling,” however this, in and of itself, cannot guarantee successful distribution.  Any disruptions, delays or failures in this aspect of our business could result in the failure of our business.

Our success may be dependent on foreign markets.

Many films are released each year that are not commercially successful and fail to recoup their production costs from the United States theatrical distribution.  Foreign and ancillary markets have, therefore, become increasingly important.  As such, we may rely on foreign and ancillary markets for our revenue.  Although both foreign and ancillary markets have grown, neither provides a guarantee of revenue.  Licensing of a motion picture in the ancillary markets is particularly dependent upon performance in theatrical distribution.  Thus, if one of our motion pictures is not an artistic or critical success or if, for any reason, it is not well-received by the public, it may be a financial failure.  There are no assurances that all of our films will not be financial failures, resulting in a complete failure of our business.

We operate in a regulated industry and changes in regulations or violations of regulations may result in increased costs or sanctions that could reduce our revenues and profitability.

The motion picture industry is subject to extensive and complex federal and state laws and regulations related to safety, conduct of operations, payment for services and payment for creative talent.  If we fail to comply with the laws and regulations that are directly applicable to our business, we could suffer civil and/or criminal penalties or be subject to injunctions and delays in production schedules orders.

Foreign distribution rules and regulations may have an adverse impact on our operations.

Foreign distribution of a motion picture (i.e., outside the United States and Canada) may require the use of various foreign distributors.  Some foreign countries may impose government regulations on the distribution of films.  Also revenues derived from the distribution of the Pictures in foreign countries, if any, may be subject to currency controls and other restrictions that may temporarily or permanently prevent the our ability to receive or account for such revenue.  To the extent that we have made the economic decision to pursue a particular film project based upon foreign distribution, our operations may suffer.

Risk Factors Relating to This Offering

Our Business Plan sets forth the use of proceeds assuming minimum proceeds of $6,500,000; however, the Company has established a minimum offering of $50,000.

If the Company were only to receive between $50,000 and $500,000, we would need to amend our business plan to produce educational, internet or industrial films.  If we were to receive at least $500,000, we could produce one feature film by reducing the operating budget.  To the extent that quality suffers due to lack of funding, our business may suffer as well.  The number and types of film projects available to the Company are directly related to the amount and timing of funds that are available to the Company.  Investors face the risk that we may receive the minimum of $50,000, believing that there will be enough additional funds following to allow us to produce a feature film.  If this were to happen, we would not pursue an industrial, internet or educational film and would instead continue with preproduction of our first feature film; and to the extent that we misjudged the timing or amount of additional financing, funds may not then be available to allow us to amend our business plan.  If we did not receive additional funding and were unable to amend our business plan because we continued with preproduction of a feature film, investors funds could be lost because we were unable to complete a project.  Further, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $20,000 remaining, which may not allow the Company to successfully implement any business plans, thereby resulting in a substantial or complete loss to investors.

Even if our projects are successful, we may not be successful and our investors may still lose their investment.

A motion picture typically goes from the producer to the distributor, who in turn, may send it to territorial sub-distributors, who send it to theatrical exhibitors.  The box office receipts generated by a motion picture travel this same route in reverse.  The exhibitor takes a percentage and sends the balance to the sub-distributor, who takes a cut and sends the balance to the distributor, who takes a cut and sends the balance to the producer.  The problem for the private investors with this system is that such investors, who have had their money at risk for the longest time, are at the tail end of the box office receipts chain.  Thus, even if we are successful in negotiating a distribution deal, we will still rely heavily on a participation in the film's net profits, which means we will be last in line to benefit from such a revenue stream, if any.

Our shares are not currently traded on any stock market and there is no assurance that shares purchased pursuant to this Offering can be resold and, if resold, will be at prices at or above the offering price.

The offering price of $2.50 per share was arbitrarily determined and bears no relationship to our earnings, book value, or any other recognized criteria of value.  At the present time there is no public market for our common stock and we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Investors should not consider investing in this Offering unless they can afford the complete loss of their investment.

Our current shareholders are simultaneously offering 2,500,000 of their own common shares through a secondary offering in conjunction with the company’s 10,000,000 common share offering, which may negatively impact the Company’s success in the offering of its common stock.

Selling shareholders are offering a combined 2,500,000 common shares through this Offering.  There are no agreements in place to prevent any of them from selling their common shares once they are registered.  If all of them offer and sell their shares before the Company has reached its minimum threshold of 20,000 common shares, it may prevent the Company from ever obtaining the minimum requirement resulting in the business failing.

Investors in this Offering will bear a substantial risk of loss due to immediate and substantial dilution.

The present owners of each of the Company’s issued and outstanding securities acquired such securities at a cost substantially less than that which the investors in this Offering will pay.  Upon the sale of the shares offered hereunder, the investors in this Offering will experience an immediate and substantial “Dilution”.  Therefore, the investors in this Offering will bear a substantial portion of the risk of loss.  Additionally, sales of securities of the Company in the future could result in further “dilution.”

"Dilution" represents the difference between the offering price of the common stock of the Company and the net book value per share of common stock immediately after completion of the Offering.  "Net Book Value" is the amount that results from subtracting total liabilities of the Company from total assets.  In this Offering, the level of dilution is relatively substantial as a result of the low book value of the Company's issued and outstanding stock.  The net book value of the Company on December 31, 2012, was $(1,081,263) or $(0.023) per share.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this Offering from shareholders, the net book value of the Company will be $23,886,737 or $0.415 per share.  Therefore, the purchasers of the Common Stock in this Offering will suffer an immediate and substantial dilution of approximately

$2.085 per share, while the present stockholders of the Company will receive an immediate and substantial increase of $0.438 per share in the net tangible book value of the shares they hold.  This will result in an 83.4% dilution for purchasers of stock in this Offering (assuming the maximum offering 10,000,000 shares is obtained.  (Please refer to "Dilution" on page 22).

Participation is subject to risks of investing in micro-capitalization companies.

Asgaard Media believes that certain micro capitalization companies have significant potential for growth, although such companies generally have limited product lines, markets, market shares and financial resources.  The securities of such companies, if traded in the public market, may trade less frequently and in more limited volume than those of more established companies.  Additionally, in recent years, the stock market has experienced a high degree of price and volume volatility for the securities of micro capitalization companies.  In particular, micro capitalization companies that trade in the over-the-counter markets have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

The Company is selling the shares offered in this Prospectus without an underwriter and may not be able to sell any of the shares offered herein.

The common shares are being offered on our behalf by our officers, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares.  There are no firm commitments to purchase any of the shares in this Offering.  Consequently, there is no guarantee that the Company will be capable of selling all, or any, of the common shares offered hereby.

Investors cannot withdraw funds once invested and will not receive a refund.

Once the minimum 20,000 shares are sold, investors will not have the right to withdraw invested funds.  Subscription payments will be released from the escrow account to Asgaard Media if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company.  Therefore, once the minimum shares are sold, investors will not have the use or right to return of such funds during the remaining Offering period or thereafter.

Asgaard Media does not plan to pay dividends in the foreseeable future, and, as a result, stockholders will need to sell shares to realize a return on their investment.

Asgaard Media has not declared or paid any cash dividends on its capital stock since inception.  Asgaard Media intends to retain any future earnings to finance the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future.  As a result, stockholders will need to sell shares of common stock in order to realize a return on their investment, if any.  If no market develops for the common shares in the future, investors would lose their entire investment.

You may not be able to sell your shares in our Company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.  If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

There is currently no market for Asgaard Media’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Asgaard Media’s common stock and there is no assurance that a market will develop.  If a market develops, it is anticipated that the market price of Asgaard Media’s common stock will be subject to wide fluctuations in response to several factors including:

❑	The ability to complete the development of Asgaard Media’s projects in order to provide them to the public;

❑	The ability to generate revenues from sales;

❑	The ability to generate brand recognition of the Asgaard Media products and services and acceptance by consumers;

❑	Increased competition from competitors who offer competing services;

❑	The Company’s financial condition and results of operations; and

❑	The ability to continue to find and develop new screenplays and other intellectual property into viable commercial projects.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9, which established the definition of a “penny stock.”

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

While Asgaard expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, shareholders may not have a market to sell their shares, either in the near term or in the long term.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.  While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTCBB, and we may not meet the requirements for listing on the OTCBB.  If we do not meet the requirements of the OTCBB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not eliminated.

Shares eligible for future sale may adversely affect our stock price.

All of the presently outstanding shares of common stock, aggregating 47,537,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Asgaard is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  At such time as these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Asgaard’s common stock in any market that might develop.

These risk factors, individually or occurring together, would likely have a substantial negative effect on Asgaard Media’s business and would likely cause it to fail.

FORWARD-LOOKING STATEMENTS

THE FORWARD-LOOKING STATEMENTS ARE BASED UPON MANAGEMENT'S CURRENT VIEWS AND ASSUMPTIONS REGARDING FUTURE EVENTS AND OPERATING PERFORMANCE, AND ARE APPLICABLE ONLY AS OF THE DATES OF SUCH STATEMENTS.  WE DO NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, CHANGES IN ASSUMPTIONS, OR OTHERWISE.

This Prospectus contains forward-looking statements about Asgaard Media’s business, financial condition and prospects that reflect the Company’s management’s assumptions and beliefs based on information currently available.  Asgaard can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of the Company’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within the Company’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed merchandising concept that Asgaard expects to market the Company’s ability to establish a customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which the Company functions.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

We are offering a minimum of 20,000 shares and a maximum of 10,000,000 shares of our common stock on a best efforts and self-underwritten basis.  The offering price per share is $2.50.  There is no assurance that Asgaard Media will sell through this direct offering either the minimum 20,000 common shares or the maximum 10,000,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this Offering by the Company.  If the Offering is fully subscribed, the proceeds will be applied in the manner described below.  If less than the full numbers of shares are subscribed, the proceeds will be applied in the order of priority listed.  Although this table sets forth the use of proceeds assuming minimum proceeds of $6,500,000, the Company has established a minimum offering of $50,000.  If the Company were only to receive between $50,000 and $500,000, we would need to amend our business plan to produce educational, internet or industrial films, which can be produced for as little as $15,000.  If we were to receive at least $500,000, we could produce one feature film by reducing the operating budget.  The number and types of film projects available to the Company are directly related to the amount and timing of funds that are available to the Company.  Investors face the risk that we may receive the minimum of $50,000, believing that there will be enough funds following to allow us to produce a feature film.  If this were to happen, we would not pursue an industrial, internet or educational film and would instead continue with preproduction of our first feature film and to the extent that we misjudged the timing or amount of additional financing, funds may not them be available to allow us to amend our business plan.  If we did not receive additional funding and were unable to amend our business plan because we continued with preproduction of a feature film, investors funds could be lost because we were unable to complete a project.  Further, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $30,000 remaining, which may not allow the Company to successfully implement any business plans, thereby resulting in a substantial or complete loss to investors.  The Company expects to apply the proceeds over a period of approximately 24 months in the following order of priority.  For further discussion see “Management’s Discussion and Plan of Operation” on page 40.

	If 25% of	If 50% of	If 75%of	If 100% of
	Shares are	Shares are	Shares are	Shares are
	Sold	Sold	Sold	Sold

GROSS PROCEEDS FROM THIS OFFERING	$6,250,000	$12,500,000	$18,750,000	$25,000,000

Less: OFFERING EXPENSES
Legal, Accounting and Professional Fees	$16,500	$16,500	$16,500	$16,500
Blue Sky Fees	$500	$1,000	$2,000	$2,500
Edgar Agent Fees	$1,000	$1,000	$1,000	$1,000
Transfer Agent Fees	$3,000	$6,000	$9,000	$12,000

SUB-TOTAL	$21,000	$24,500	$28,500	$32,000

NET PROCEEDS FROM OFFERING	$6,229,000	$12,475,500	$18,721,500	$24,968,000

Less: USE OF NET PROCEEDS

General and Administrative Expense	300,000	300,000	300,000	300,000
Salary and Consulting Expenses	350,000	700,000	1,150,000	1,150,000
Pre-Production Expenses	150,000	560,000	750,000	750,000
Production Expense 1 st Film	3,000,000	3,000,000	3,000,000	3,000,000
Marketing Expense 1st Film	500,000	1,000,000	2,000,000	2,300,000
General Working Capital	429,000	615,500	521,500	468,000
Production Expense 2nd Film	1,000,000	2,300,000	2,500,000	2,500,000
Marketing Expense 2nd Film	500,000	1,000,000	1,000,000	1,500,000
Television Production	0	3,000,000	3,000,000	3,000,000
Production Expense 3rd Film	0	0	3,000,000	8,000,000
Marketing Expense 3rd Film	0	0	1,500,000	2,000,000

SUB-TOTAL	$6,229,000	$12,475,500	$18,721,500	$24,968,000

TOTALS	$6,250,000	$12,500,000	$18,750,000	$25,000,000

The above figures represent only estimated costs.

General Working Capital.  This may include, but not be limited to, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

Pre-Production Expenses.  This may include, but not be limited to, research, script preparation, script breakdown, budget preparation, location scouting, costume design, set construction.

Production Expenses.  This includes direct and indirect expenses from the date of first principal photography through project completion.

Marketing Expenses.  This may include, but not be limited to, advertising, promotion, and strategic alliance development.

Salary and Consulting Expenses.  The Company anticipates meeting its staffing need through a combination of outside third party service providers and salaried employees.  All of our officers and directors are employed outside of Asgaard Media.  Some of them will only be able to devote a limited amount of time, to the development of Asgaard’s business plan unless this Offering is successful.  Although each project will require varied staffing needs, the Company estimates that it will require one or more staff producers, directors and editors as well as assistants and support staff.  At 25% of the proceeds the Company estimates its budgeted payroll will cover up to 8 people; at 50% of the proceeds the Company estimates its budgeted payroll will cover up to 15 people and at 75-100% of the proceeds the Company estimates its budgeted payroll will cover to 20 to 22 people.  This budget does not include salaries for the Company’s officers and they do not anticipate receiving any for the next 18 months.  Notwithstanding the forgoing, if the Company finds itself in a financial position to pay its officers salaries it may do so.  However the amount and timing cannot be determined with any certainty.  This will be dependent on the Company’s ability to receive advance distribution and product payments as well as its ability to reduce project budgets consistent with quality expectations, none of which can be assured.  Ultimately, although the Company is not currently budgeting officer salaries, this may change at any time, and is in the sole and absolute discretion of the Company’s board of directors.

Television Production.  This includes direct and indirect expenses from research, script preparation, script breakdown, budget preparation, location scouting, costume design, set construction principal photography through project completion and includes advertising, promotion and strategic alliance related to potential television projects.

In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, Asgaard will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock.  Asgaard Media’s offering price for shares sold pursuant to this Offering is set at $2.50. This Offering price is not based on any objective measure of value and was completely arbitrary.

DILUTION

“Dilution” represents the difference between the offering price of the shares of Common Stock and the net book value per share of common stock immediately after completion of the Offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this Offering, the level of dilution is increased as a result of the relatively low book value of Asgaard Media’s issued and outstanding stock.  The Company’s net book value on December 31, 2012, was (1,081,263).  Assuming that all of the 10,000,000 shares of common stock offered in this Prospectus are sold, and in effect the Company receives the maximum proceeds of this Offering from shareholders, Asgaard Media’s net book value will be approximately $0.415 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $2.085 per share, while the Company’s present stockholders will receive an increase of $0.438 per share in the net tangible book value of the shares that they hold.  This will result in an 83.4% dilution for purchasers of stock in this Offering.

In the event that 75% of the Offering or 18,750,000 shares is achieved, the Company’s net book value will be approximately $0.321 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $2.179 per share while the present stockholders will receive an increase of $0.343 per share in the net tangible book value of the shares they hold.  This will result in an 87.2% dilution for purchasers of stock in this Offering.

In the event that 50% of the Offering or 12,500,000 shares is achieved, the Company’s net book value will be approximately $0.217 per share.  Therefore, any investor will incur an immediate and substantial dilution of approximately $2.283 per share while the present stockholders will receive an increase of $0.240 per share in the net tangible book value of the shares they hold.  This will result in a 91.3% dilution for purchasers of stock in this Offering.

In the event that 25% of the maximum proceeds is raised through the sale of 6,250,000 shares, the Company’s net book value will be approximately $0.103 per share.  Any investor will suffer an immediate and substantial dilution of approximately $2.397 per share while the present stockholders will receive an increase in value of $0.126 per share in the net tangible book value of the shares they hold.  This will result in a 95.9% dilution for purchasers of stock in this Offering.

The following table illustrates the dilution to the purchasers of the common stock in this Offering.  The table below includes an analysis of the dilution that will occur if 25%, 50%, 75% of the shares are sold, as well as the dilution if all shares are sold:

Dilution Table

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$2.50	$2.50	$2.50	$2.50

Book Value Per Share Before the Offering	$0.023	$0.023	$0.023	$0.023

Book Value Per Share After the Offering	$0.103	$0.217	$0.321	$0.415

Net Increase to Original Shareholders	$0.126	$0.240	$0.343	$0.438

Decrease in Investment to New Shareholders	$2.397	$2.283	$2.179	$2.085

Dilution to New Shareholders (%)	95.9%	91.3%	87.2%	83.4%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The Company’s Offering consists of a maximum of 10,000,000 shares of common stock to be sold by Asgaard Media at $2.50 per share.  The selling shareholders offering consists of 2,500,000 shares of our common stock that is to be sold at the same price until the Company is listed on the OTCBB or similar market, and thereafter at the prevailing market price or privately negotiated prices.

General

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this Prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board (OTCBB).  We do not yet have a market maker who has agreed to file such application.  There can be no guarantee that the Company will ever be successful in obtaining a market for its common stock in the future.  If no market can be developed for our common stock any investment made into the Company’s common stock would be lost in its entirety.

The Company is offering a minimum 20,000 and a maximum of 10,000,000 common shares at $2.50 per share, this price will remain constant throughout the Offering regardless of current market prices.  The selling shareholders are offering 2,500,000 common shares at $2.50 per share. The selling shareholders may sell shares at prevailing market prices or privately negotiated prices once the shares are quoted on the OTC Bulletin Board and thereafter. The selling shareholders have indicated that they do not plan to offer and sell their shares prior to the Company selling the minimum required 20,000 common shares set forth in the Company’s Offering.  However, there are no formal agreements or contracts by and between the Company and any selling shareholder to this effect.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this Prospectus.

Company’s Offering-Minimum 20,000 and Maximum of 10,000,000 Common Shares Offered

Asgaard Media is offering up to 10,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers with a minimum requirement of 20,000 shares to be sold within 270 days from the effective date of this registration statement.  The offering price is $2.50 per share.  Funds from this Offering will be placed in a separate bank account at Nevada State Bank, 132 Erie-Main Street, Tonopah, NV 89049 (funds should be directed to Clear Trust-Escrow Account fbo Asgaard Media, 2980 South Rainbow Boulevard, Suite 220H, Las Vegas, Nevada 89164).  The funds will be maintained in the separate bank until we receive $50,000, at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus.  If we have not sold 20,000 shares and raised $50,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind.  During the 270-day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise $50,000 within the 270-day period referred to above, at which time all funds received will be immediately returned without interest or deduction.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days after the effective date of this registration statement.  Further, even if the Company is successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $20,000 remaining, which may not allow the Company to successfully implement any business plans thereby resulting in a substantial or complete loss to investors.  Collected funds are deemed funds that have been paid by the drawee bank.  Our officers and directors will make the determination regarding whether the offering conditions are satisfied.  There are no finders involved in our distribution.

We will sell the shares in this Offering through our officers and directors.  They will not receive any commission from the sale of any shares.  They will not register as a broker/dealers under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer.  They are and will continue to be our officers and directors at the end of the Offering and have not during the last 12 months and currently are not a broker/dealer or associated with a broker/dealer.  They have not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.  Asgaard Media’s officers and directors may not purchase any securities in this Offering.

We intend to distribute the Prospectus to friends, relatives, and business associates of our officers and directors and our officers and directors will not purchase any shares in this Offering and there will be no offers or sales to affiliates of our officers and directors.  Further, the shares will not be offered through any media or through investment meetings.  Our officers and Directors will personally contact potential investors.  The only means of communication will be verbal, by telephone or personal contact.  The only document to be delivered in connection with the Offering will be this Prospectus.  No communications or prospectus will be delivered prior to the effective date of our registration statement.

Offering Period and Expiration Date

This Offering by the Company and the selling shareholders will start after the registration statement is deemed effective by the Securities and Exchange Commission and continue for a period of up to 270 days.

The Prospectus will not be provided or made available by the Company, its officers and/or directors to any potential purchaser(s) prior to effectiveness of this registration statement.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must

1. execute and deliver a subscription agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, tax identification or social security number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Clear Trust Escrow Account fbo Asgaard Media and sent to Asgaard Media C/O Clear Trust, LLC, 16540 Pointe Village Drive, Suite 206, Lutz, FL 33558, (818) 235-4490.

Interested persons should not mail subscription agreements until they have been provided with a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and the Company will not accept subscriptions until a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended has been provided to them.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Separate Account for Subscriptions

Subscriptions will be placed in a separate escrow account at Nevada State Bank, 132 Erie-Main Street, Tonopah, NV89049, held by Clear Trust, LLC ( 16540 Pointe Village Drive, Suite 206, Lutz, FL 33558), until we have received $50,000.  Upon receipt of $50,000, we will withdraw and use the funds.  However, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be

$20,000 remaining, which may not allow the Company to successfully implement any business plans thereby resulting in a substantial or complete loss to investors.  If we do not receive the $50,000 within 270 days of the effective date of this Offering, all subscription proceeds received will be promptly returned to each investor without interest or deduction.  During the 270-day period, no funds will be returned to you.  You will only receive a refund of your subscription if we do not raise $50,000 within the 270-day period referred to above, at which time all funds received will be immediately returned without interest or deduction.  Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days after the effective date of this registration statement.  Further, even if the Company is successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $20,000 remaining, which may not allow the Company to successfully implement any business plans thereby resulting in a substantial or complete loss to investors.

Selling Security Holders-Offering 2,500,000 Common Shares

2,500,000 shares are being offered by current shareholders, of which 160,000 shares are held by officers and directors of the Company.  The shares are being offered at $2.50 per share until the Company is listed on the OTCBB or similar market, and thereafter at the prevailing market price or privately negotiated prices.  The owners of the shares to be sold by means of this Prospectus are referred to as the “selling shareholders.”  Further selling shareholders may sell their shares under this registration statement as long as it is effective, current and the Offering remains open for the sale of the 10,000,000 shares.  Thereafter, selling shareholders would need to find an appropriate exemption from registration in order to sell their shares.  Assuming this registration statement is effective, the Company is under no obligation to keep it current for the selling shareholders.

The following table sets forth the shares beneficially owned, as of September 30, 2009, by the selling security holders prior to the Offering contemplated by this Prospectus, the number of shares each selling security holder is offering by this Prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders pursuant to the exemption from the registration under the Securities Act.  Some of the selling security holders are officers and directors of our Company.

The percentages below are calculated based on 57,537,000 shares of our common stock issued and outstanding, including the maximum number of shares offered pursuant to this Prospectus.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name	Number of Shares Held Pre-Offering	Number of Shares Offered	Number of Shares Owned Post- Offering	Percentage Of Shares Owned Post- Offering
Douglas Scheving	4,000,000	854,000	3,146,000	5.47%%
Stephen J. Sallus	2,000,000	454,000	1,546,000	2.69%
Becky Bristow	250,000	54,000	196,000	0.34%
Michael Pass	200,000	49,000	151,000	0.26%
Alice M. Matano	100,000	29,000	71,000	0.12%
Erin Giudice	100,000	29,000	71,000	0.12%
Irving & Sandy Sallus	22,500	9,000	13,500	0.02%
Anthony A. Pezzuto (3)	500,000	154,000	346,000	0.60%
Matt Freedman	22,500	9,000	13,500	0.02%
Kathryn Perry and A. M. Snider	1,000,000	254,000	746,000	1.30%
Whitney D. Lund	100,000	29,000	71,000	0.12%

Megan Simpson	400,000	89,000	311,000	0.54%
Blythe C. Stewart(4)	500,000	154,000	346,000	0.60%
Kristian De La Rossa	25,000	9,000	16,000	0.02%
Steven W. Pepin	250,000	59,000	191,000	0.33%
Jacqueline Halliday	10,000	6,000	4,000	0.01%
Claude William Chappell IV	30,000	24,000	6,000	0.01%
Mileta Zeljko	10,000	6,000	4,000	0.01%
Benedict Dugger	10,000	6,000	4,000	0.01%
Gara & Michelle Bain	10,000	6,000	4,000	0.01%
Robert Lalich	10,000	6,000	4,000	0.01%
The Horton Family Living Trust	30,000	10,000	20,000	0.03%
Dominic Tavares	10,000	6,000	4,000	0.01%
Michele Li Sheppard	10,000	5,000	5,000	0.01%
Kevin Peck	20,000	8,000	12,000	0.02%
Alice M. DePrisco	10,000	5,000	5,000	0.01%
John A. DePrisco	10,000	5,000	5,000	0.01%
Kathryn J. Dechene	20,000	8,000	12,000	0.02%
Francis Rutherford	10,000	5,000	5,000	0.01%
Salvatore Alphonso DePrisco	10,000	5,000	5,000	0.01%
Marilyn Joyce Piperno	10,000	5,000	5,000	0.01%
Robert Jason Pesheck	50,000	18,000	32,000	0.05%
Jeff Perkowitz	10,000	7,000	3,000	0.01%
Trent Julian	50,000	18,000	32,000	0.05%
Emad Elouri	22,500	8,000	14,500	0.02%
Elizabeth A. Pezzuto(5)	200,000	49,000	151,000	0.02%
Isabelle Pezzuto(5)	200,000	49,000	151,000	0.02%
TOTAL	10,222,500	2,500,000	7,722,500	13.42%

Notes:

1.	This chart assumes the sale of all 10,000,000 shares of Company stock offered in this Prospectus.

2.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

3.	Anthony Pezzuto is the adult son of Wm. Alan Pezzuto.

4.	Blythe C. Stewart is the adult daughter of Wm. Alan Pezzuto.

5.	Elizabeth A. Pezzuto and Isabelle Pezzuto are the grandchilden of Wm. Alan Pezzuto

These shares may be sold by one or more of the following methods, without limitations.

• A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

• Ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.  As to any particular broker-dealer, this compensation might be in excess of customary commissions.  Neither we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this Prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this Prospectus as needed.  We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933.  We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers,” and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete.  Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution.  A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods.”  We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this Offering.

To our knowledge, no selling shareholder is affiliated with a broker/dealer.

The shares of common stock owned by the selling shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit.  If and when our common stock becomes quoted on the OTC Bulletin Board or listed on the securities exchange, the shares owned by the selling shareholders may be sold in public market or in private transactions for cash at prices to be determined at that time.  We will not receive any proceeds from the sale of the shares by the selling shareholders.

We may require the selling security holders to suspend the sales of the securities offered by this Prospectus upon the occurrence of any event that makes any statement in this Prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make those statements not misleading.  We will file a post-effective amendment to this registration statement to reflect any material changes to this Prospectus.

Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination, notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  These FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers.  They do not apply to us in any manner whatsoever.  Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares.  As such, your ability to dispose of your shares may be adversely affected.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement of which this Prospectus forms a part in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When this registration statement, of which this Prospectus forms a part, becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF BUSINESS

General

We were incorporated on January 8, 2008, under the laws of the State of Nevada.  We are a development stage independent motion picture producer having our principal office located at 2550 East Desert Inn Road, Suite 329, Las Vegas, Nevada 89121.  Our phone number is (702) 410-3032 and our e-mail is info@asgaardmedia.com.  Our website is at www.asgaard media.com.

Our plan of operation is to engage in the business of developing, producing, marketing and distributing low-budget feature-length films and television programs.  To date, our business activities have been limited to organizational and pre-production activities. In March, 2012, the Company suffered a loss, due to fire, of all of its projects at that time, and has since begun working on new material.  Following the fire, we have been conducting research and acquisition of media and all ancillary rights to five feature film/television series.  We have conducted initial photography and prepared “B” roll material for each of our planned projects.  B-roll is film and/or images used in the production of a program other than the primary footage/images.  In addition, we have developed our website and prepared and filed our securities registration statement, of which this Prospectus is a part.  We currently have no employees except for our officers and directors.  We intend to utilize independent contractors and consultants from time to time to assist in developing, producing and promoting our motion pictures and television properties.  Independent contractors are generally paid on a commission, hourly or job-related basis, depending on the services being performed.

We have no plans, arrangements, commitments, or understandings to engage in a merger or acquisition with another company.

Motion Picture Industry Overview

The following general description is a simplified overview of the process of producing and distributing motion pictures and is intended to be an aid to investors in understanding the motion picture business.  This overview does not describe what will necessarily occur in the case of any of our particular motion pictures.

Production of Motion Pictures

During the filmmaking process, which may take approximately 12 to 24 months from the start of the development phase to theatrical release, a film progresses through several stages.  The four general stages of motion picture production are development, pre-production, principal photography and post-production.  A brief summary of each of the four general movie production stages follows:  See “Film Scheduling” 2nd Ed Ralph S. Singleton and “Hollywood Creative Guide” 5th Ed, 2007 E. Fleeks.

Development

In the development stage, underlying literary material for a motion picture project is acquired, either outright, through an option to acquire such rights or by engaging a writer to create original literary material.  If the literary material is not in script form, a writer must be engaged to create a script.  The script must be sufficiently detailed to provide the production company and others participating in the financing of a motion picture with enough information to estimate the cost of producing the motion picture.  Projects in development do not always become completed motion pictures.

Pre-Production

During the pre-production stage, the production company usually selects a director, actors and actresses, prepares a budget and secures the necessary financing.  In cases involving unique or desired talent, commitments must be made to keep performers available for the picture.  Some pre-production activities may occur during development.

Principal Photography

Principal photography is the process of filming a motion picture and is the most costly stage of the production of a motion picture.  Principal photography may take up to twelve weeks to complete for some projects.  Bad weather at locations, the illness of a cast or crew member, disputes with local authorities or labor unions, a director's or producer's decision to re-shoot scenes for artistic reasons and other often unpredictable events can delay the scheduled completion of principal photography and substantially increase its costs.

Post-Production

During the post-production stage, the editing of the raw footage and the scoring and mixing of dialogue, music and sound effects tracks take place, and master printing elements are prepared.

Distribution of Motion Pictures

Motion picture revenue is derived from the worldwide licensing of a motion picture: (a) for theatrical exhibition; (b) for non-theatrical exhibition (viewing in airplanes, hotels, military bases and other facilities); (c) to pay television systems for delivery to television receivers by means of cable, over-the-air and satellite delivery systems; (d) to commercial television networks; (e) to local commercial television stations and (f) for reproduction on videos for home video use.  Revenue may also be derived from licensing “ancillary rights” to a motion picture for the creation of books, published music, soundtrack albums and merchandise.

Expenses incurred in distributing a motion picture are substantial and vary depending on many factors.  These factors include the initial response by the public to the motion picture, the nature of its advertising campaign, and the pattern of its release (e.g., the number of theaters booked and the length of time that a motion picture is in release).

An Example Film Budget

Although every picture's budget is unique to that picture, the following sample $1,000,000 budget shows some of the costs involved in producing a motion picture:

	Minimum(1)	Maximum
Screenplay rights	$5,500	$9,700
Producer's Unit	$31,500	$55,125
Director's Unit	$26,000	$45,500
Cast	$46,388	$81,179
Above-the-Line Total	$109,388	$191,504

Production Staff	$52,050	$91,088
Extra Talent	$31,125	$54,468
Set Design	$6,000	$10,500
Set Construction	$5,000	$8,750
Set Operations	$27,300	$47,775

Set Dressing	$15,180	$26,565
Property	$6,400	$11,200
Wardrobe	$11,920	$20,860
Makeup/Hairdressing	$7,870	$13,772
Electrical	$28,920	$50,610
Camera	$29,250	$51,187
Production Sound	$13,670	$23,922
Transportation	$33,000	$57,750
Location Expenses	$51,450	$90,037
Vehicles/Animals	$5,000	$8,750
Film/Lab	$54,140	$94,745
Video	$5,000	$8,750
Production Period Total	$383,275	$670,729

Film Editing	$42,500	$74,375
Music	$5,000	$8,750
Post Production Sound	$40,000	$70,000
Post Production Film Lab	$14,750	$25,812
Optical Effects	$3,000	$5,250
Titles	$8,000	$14,000
Post Production Total	$113,250	$198,187

Publicity	$2,000	$3,500
Insurance	$25,000	$43,750
General Expenses(2)	$54,500	$95,375
Contingencies	$36,974	$64,704
Completion Bond	$18,487	$32,352
Other Total	$136,961	$239,681

Total Above the Line	$109,388	$191,504
Total Below the Line	$633,486	$1,108,597
Total	$742,874	$1,300,101

Notes To Budget

1.

The difference between the Minimum and Maximum columns in most instances represent the approximate dollar amount in each budget category which has been or will be deferred and is exemplary of a lowest feasible cost versus "best case" cost while remaining within the Company's budgetary objectives.

2.

Includes packaging costs (expenses associated with obtaining commitments from a director, actors or other key personnel to be involved in the production of the Picture) and Production Company overhead (the pro rata costs of secretarial services, office rent, utilities and supplies associated with the Picture).

Production

The Company plans to produce its pictures at the lowest possible cost consistent with the quality that it seeks to achieve.  The Company will attempt to avoid the substantial overhead associated with major production companies by maintaining a small permanent staff.  The Company does not own production facilities or equipment, but will adopt the practice of renting production facilities and equipment and engaging free-lance production staff, only as necessary, on a picture-by-picture basis.

The Company expects the total production period for a Company-produced motion picture to generally continue for as long as six months and, in some instances, even longer.  Multiple projects may run concurrently.  The following table represents the Producers' estimates of the time periods associated with each phase in the financing, production and distribution of a picture:

Financing period	8 weeks
Pre-Production	8 weeks
Principal Photography	6 weeks
Post-Production	10 weeks
Sneak Previews	35th week
Premiere	40th week
Limited opening	41st week

Distribution Approach

From a business perspective, the primary goal of the Company's film ventures is to maximize the revenues to it and to its investors; however, there can be no assurance that this goal will be achieved or that increased revenues will equate to a higher return on investment.  The ultimate commercial success of any motion picture is dependent on its distribution.  The Company believes that the most important initial objective in achieving this goal is to maximize proceeds from the United States theatrical release of its pictures, since it considers such theatrical performance to be the single most important determinant of a picture's performance in the subsequent markets of home Video/Podcasts, pay cable and free broadcast television and foreign markets.

The Company plans to approach prospective distributors with a completed or nearly completed film, thus potentially maximizing its bargaining position with respect to negotiating the terms of the distribution arrangements.  The producers believe they have designed films to be attractive to distributors since elements of the films were specifically conceived to appeal to some of the most important segments of the movie-going public, i.e., the 18 to 35 year olds.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures or television series.

To the extent that we engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

Current Projects

The Company is currently developing five (5) properties described below, all of which are in various phases of pre-production.  The Company has exclusive production and licensing rights to these properties and is working on agreements with respect to the other two.  Besides selecting movie genres which are believed to be in demand and “recession-resistant,” the Company has developed screenplays capitalizing on character-driven, relationship-oriented stories.

Our current projects are: Altar of the Dark Star, Dox E. Dog, Sands of Time, Creation of the Humanoid and Community Challenge.  The following are brief descriptions of the story lines of our planned projects:

Altar of the Dark Star

“Altar of the Dark Star” is the first in a trilogy of film screenplays/novels or the 2-hour pilot for a late night cable TV series.  The project is intended for adult audiences and crosses elements of urban vampire noir stories like “The Hunger” with the sweeping, epic scale of shows like “The Tudors.”

The essential premise is simply that “vampires are aliens,” created by a space faring race of humanoids who visited Earth eons ago and crossed their DNA with Neanderthal man to create modern humans.  Along the way, the vampire virus was introduced into the equation, and this is the tragic story of how the first vampire came to be and how he may someday be freed of the curse and be redeemed in the eyes of “The Maker,” i.e. God. The script makes use of flashbacks to ancient times to tell the backstory, and the conflicts in the present day are framed around the return of the Dark Star, the planet the aliens came from originally.  Since the story is intended as the first in a series rather than a single self-contained thought, the ending is left open and presages the epic conflict to come.

Dox E. Dog

This is an animated children’s series by Scott Essman, a well known director and historian in the science fiction and special effects arenas.

Espousing the virtues of responsibility, accountability and treating others in a manner in which you wish to be treated, we expect this project to be well received by parents.

Sands of Time

Sands of Time is a fast-paced, action film.  The true story of Dr. Ted Humphrey and his four-decade long involvement with the seldom disclosed shadow government which operates above and beyond National Security, a government where time & space are variables.

Dr. Humphreys is follwed as technology advances and he is able to trace the steps of his mentor/father who disappeared from a top secret government lab and how that disappearance shaped the future of not just the country but humankind as a species.

Sands of Time is a rare look at the men and machines behind the curtain of covert operations and super technology.

Creation of the Humanoid

This is a science fiction, feature film based on an old movie set in a post-nuclear ward society.

Community Challenge®

Community Challenge® is a reality show.  The show is designed to be a cross between Extreme Makeover®, American Idol®, Survivor®, and Habitat for Humanity®, our goal is to go into areas devastated by natural disasters and, via the community building experience, help get the area back on its feet.  This will be accomplished by working with local economic and redevelopment authorities, local religious and non-profit organizations and the families themselves.  Once the primary needs are identified, we will contact the families affected by the disaster (flood, hurricane, fire, etc.) and assist them in the rebuilding and healing process.

Once an area is chosen, we will begin by contacting families affected by the natural disaster in order to determine how many want to return home.  An interview process will take –lace with the number of individuals being considered, narrowed down to approximately 1,500 families.  This number will be further reduced to approximately 500 who will then begin the “Game” portion of the show.  All contestant families will receive room and board as well as payment for work done for the duration of their tenure in the game.

The people in an affected area, regardless of age, race, gender, etc., will all be given the opportunity to help rebuild their community.  A community needs 83-year-old grandmothers that are caring for their grandchildren, daycare providers, clerical and retail providers as much as they need 23-year-old guys that can swing a hammer.  During the first 4-6 weeks of preparing the property for building, the 500 families (community) will determine, based upon work ethic and compatibility, who stays and who goes. This will bring the number to 200.

At the 200 family level, we will divide the families into 25 teams lead by a contractor and designer.  Each team will be given the same basic set of structural plans but with the ability to add their own ideas and changes (non-structural) so long as remaining within time and budget restraints.  Additionally, all of the final 200 families will be involved in classes, teaching them such topics as fiscal responsibility, basic wealth building, nutrition and health, etc. in order to help assure a better chance of maintaining a long term successful community.  Success with various tests and challenges will assure a family immunity through the next vote.

Each week, we will focus on several of the teams, their progress and interaction culminating in the “voting off” of several of the team members.  Both the community members and the television audience via the ability to phone in and vote will do this voting.

Ultimately, the game will award 50 families one year of free rent in one of the 2500 sq. ft. town homes they help to build.  Another 45 families will receive two years free rent, four families will be given ownership of a town home and the grand prize winner will receive a new single family home.  We have begun pre-production on this project and the trailers can be viewed on our website at www.asgardmedia.com .

The cost of producing Community Challenge is expected to vary with each season.  We have an estimated preliminary budget of approximately $32,000,000 to do the project as we would like.  However, this could be scaled down to a budget of under $500,000, and although we believe the potential for profit would exist, we do not believe that the public impact and long term effects of the show on the community would be as substantial.  We intend to seek sponsorship as well as state and federal monies allotted for natural disasters, although we may not be successful in procuring these monies.  The Company intends to fund the Community Challenge project as its first television series by a combination of investment funds received in this Offering and through sponsorship and government funding, the specific amounts of which are not known at this time.  There is no criteria on which to based our assumption that public funding is available.  Therefore, if no funding is available from either state or federal agencies, the Company will have to fund the entire project through sponsorships or funds received from this Offering.

Public Relations and Promotion

During pre-production and production, the Company will enlist a public relations firm to expand on the initial foundation of interest and generate further publicity about the films and the filmmakers.  Such “buzz,” or general awareness, can increase the perceived value of the motion pictures to potential distributors.  There is presently no arrangement or understanding with any such firm and the Company has no affiliated firms.

The Company currently has no full-time employees.  The Company may hire two employees in the next 12 months to assist in marketing, secretarial and administrative duties.  The Company intends to utilize the services of other necessary personnel on a project-by-project basis.

Financing Strategy

We will not be able to execute on our business plan on our own without at least $6,500,000, the proceeds of this Offering.  In the event that the Company does not raise the funds necessary to implement its business plan during the Offering period, but is successful in raising at least $50,000, it intends to modify its business plan to produce industrial, internet or educational films, which may be produced for as little as $15,000.  However, investors need to understand that the number and types of film projects available to the Company are directly related to the funding it receives.  If the Company were to receive $500,000 it could still produce one feature film by significantly amending its operating budget.  If the funds received were less than $500,000, the Company would need to pursue the production of educational, internet and industrial films until it was able to finance a feature film.  Primary responsibility for the overall planning, financing and production of each motion picture will rest with our management.  Further, if the Company is only successful in raising the minimum of $50,000, after deducting estimated offering expenses, there will only be $30,000 remaining, which may not allow the Company to successfully implement any business plans thereby resulting in a substantial or complete loss to investors.

Whenever possible we will attempt to make arrangements with providers of goods and services to defer payment until a later stage in the production and financing cycle.  Once a film package has been assembled, there are various methods of obtaining the funds needed to complete the production of a motion picture.  Examples of financing alternatives include the assignment of our rights in a film to a joint venture or a co-producer.  Alternatively, we may form a limited liability company or partnership where we will be the managing member or the general partner.  We may also obtain favorable pre-release sales or pre-licensing commitments from various end-users such as independent domestic distributors, foreign distributors, cable networks, and video distributors.  Further we will seek additional revenue from sponsors and product placement in our productions as an additional source of financing and revenue.  These various techniques, which are commonly used in the industry, can be combined to finance a project without a major studio financial commitment.  We may, at management’s discretion, sell shares of our capital stock or exchange shares for services, to finance the production of films.

By virtue of using Canada as our primary shooting location, we may be able to obtain financial support from the Canadian federal and provincial governments.  By filming in Canada, we hope to be able to borrow against tax credits obtained through Canadian federal and provincial production services tax credits.  These tax credits would enable to us to recover 27% to 33% of eligible labor costs, or approximately 13.5% to 16.5% of our total production budget.  Canadian banks commonly allow producers to borrow against such tax credits in producing motion pictures (Film BC & CACO annual reports 2005-2008).  We may also be able to access foreign government financing through international co-productions with treaty countries, although there can be no assurances that we will be able to do so.

We may use any one or a combination of these or other techniques to finance our films.  We anticipate that any financing method will permit us to maintain control over the production.  There can be no assurance that we will be able to successfully arrange for such additional financing and to the extent we are unsuccessful, our production activities may be adversely affected.

Distribution Arrangements

Effective distribution is critical to the economic success of a feature film, particularly when made by an independent production company.  We have not as yet negotiated any distribution agreements.

We intend to release our films in the United States through existing distribution companies, primarily independent distributors.  We will retain the right for ourselves to market the films on a jurisdiction-by-jurisdiction basis throughout the rest of the world, and to market television and other uses separately.  In many instances, depending upon the nature of distribution terms available, it may be advantageous or necessary for us to license all, or substantially all, distribution rights through one major distributor.

To the extent that we may engage in foreign distribution of our films, we will be subject to all of the additional risks of doing business abroad including, but not limited to, government censorship, currency fluctuations, exchange controls, greater risk of "piracy" copying, and licensing or qualification fees.

It is not possible to predict, with certainty, the nature of the distribution arrangements, if any, that we may secure for our motion pictures.

Competition

The motion picture industry is intensely competitive.  Competition comes from companies within the same business and companies in other entertainment media that create alternative forms of entertainment.  The industry is currently evolving in such a way that certain multinational multimedia firms will be able to dominate this space because of their control over key film, magazine, and television content, as well as key network and cable outlets.  These organizations have numerous competitive advantages, such as the ability to acquire financing for their projects and to make favorable arrangements for the distribution of completed films.  All of our competitors will likely be organizations of substantially larger size and capacity, with far greater financial and personnel resources and longer operating histories, and may be better able to acquire properties, personnel and financing, and enter into more favorable distribution agreements.  Our success will depend on public taste, which is both unpredictable and susceptible to rapid change.

As an independent film production company, we most likely will not have the backing of a major studio for production and distribution support.  Consequently, we may not be able to complete a motion picture.

In order to be competitive, we intend to create independent motion pictures that may appeal to a wide range of public taste both in the United States and abroad.  Moreover, by producing our films in Canada, we believe that we will be able to significantly reduce production costs, and thereby offer our films to distributors at competitive pricing.  Investors must be aware that at this time we have not produced any film and may not ever be successful in doing so in the future.

Intellectual Property Rights

Rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries, including Canada.  These laws provide substantial civil and criminal penalties for unauthorized duplication and exhibition of motion pictures.  Motion pictures, musical works, sound recordings, artwork, and still photography are separately subject to copyright under most copyright laws.  We plan to take appropriate and reasonable measures to secure, protect, and maintain copyright protection for all of our pictures under the laws of the applicable jurisdictions.  Motion picture piracy is an industry-wide problem.  The motion picture industry trade association provides a piracy hotline and investigates all piracy reports.  The results of such investigations may warrant legal action, by the owner of the rights, and, depending on the scope of the piracy, investigation by the Federal Bureau of Investigation and/or the Royal Canadian Mounted Police with the possibility of criminal prosecution.

Under the copyright laws of Canada and the United States, copyright in a motion picture is automatically secured when the work is created and "fixed" in a copy.  We intend to register our films for copyright with both the Canadian Copyright Office and the United States Copyright Office.  Both offices will register claims to copyright and issue certificates of registration but neither will "grant" or "issue" copyrights.  Only the expression (camera work, dialogue, sounds, etc.) fixed in a motion picture can be protected under copyright.  Copyright in both Canada and the United States does not cover the idea or concept behind the work or any characters portrayed in the work.  Registration with the appropriate office establishes a public record of the copyright claim.

Ordinarily, a number of individuals contribute authorship to a motion picture, including the writer, director, producer, camera operator, editor, and others.  Under the laws of both the United States and Canada, these individuals are not always considered the "authors;" however, because a motion picture is frequently a "work made for hire."  In the case of a work made for hire, the employer, not the individuals who actually created the work, is considered the author for copyright purposes.  We intend all of our films to be works made for hire in which we will be the authors and thereby own the copyright to our films.

Canada's copyright law is distinguished from that of the United States by recognizing the moral rights of authors.  Moral rights refer to the rights of authors to have their names associated with their work, and the right to not have their work distorted, mutilated or otherwise modified, or used in association with a product, service, cause or institution in a way that is prejudicial to their honor or reputation.  Moral rights cannot be sold or transferred, but they can be waived.  We intend that all individuals who contribute to the creation of any of our motion pictures will be required to waive any such moral rights that they may have in the motion picture.

For copyright purposes, publication of a motion picture takes place when one or more copies are distributed to the public by sale, rental, lease or lending, or when an offering is made to distribute copies to a group of persons (wholesalers, retailers, broadcasters, motion picture distributors, and the like) for purposes of further distribution or public performance.  A work that is created (fixed in tangible form for the first time) on or after January 1, 1978, is automatically protected from the moment of its creation and is ordinarily given a term enduring for the author's life plus an additional 70 years after the author's death.  For works made for hire, the duration of copyright will be 95 years from publication or 120 years from creation, whichever is shorter.

Although we plan to copyright all of our film properties and projects, there is no practical protection from films being copied by others without payment to us, especially overseas.  We may lose an indeterminate amount of revenue as a result of motion picture piracy.  Being a small company, with limited resources, it will be difficult, if not impossible, to pursue our various remedies.

Motion picture piracy is an international, as well as a domestic problem.  It is extensive in many parts of the world.  In addition to the Motion Picture Association of America, the Motion Picture Export Association, the American

Film Marketing Association, and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy.  In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy.  The United States government has publicly considered trade sanctions against specific countries that do not prevent copyright infringement of American motion pictures.  There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted.  If enacted, such actions may impact the revenue that we realize from the international exploitation of our motion pictures.  If not enacted or if other measures are not taken, the motion picture industry, including us, may lose an indeterminate amount of revenue as a result of motion picture piracy.  (Motion Picture Academy of America, United Drive-In Theater Owners Association and National Association of Theater Owners annual reports 2007, 2008.)

Censorship

An industry trade association, the Motion Picture Association of America assigns ratings for age group suitability for domestic theatrical distribution of motion pictures under the auspices of its Code and Rating Administration.  The film distributor generally submits its film to the Code and Rating Administration for a rating.  We plan to follow the practice of submitting our motion pictures for ratings.

Television networks and stations in the United States as well as some foreign governments may impose additional restrictions on the content of a motion picture that may wholly or partially restrict exhibition on television or in a particular territory.

Theatrical distribution of motion pictures, in a number of states and certain jurisdictions, is subject to provisions of trade practice laws passed in those jurisdictions.  These laws generally seek to eliminate the practice known as "blind bidding" and prohibit the licensing of films unless theater owners are invited to attend screenings of the film first.  In certain instances, these laws also prohibit payment of advances and guarantees to film distributors by exhibitors.

There can be no assurance that current and future restrictions on the content of our films may not limit or affect our ability to exhibit our pictures in certain jurisdictions and media.

Labor Laws

We are aware that the cost of producing and distributing filmed entertainment has increased substantially in recent years.  This is due, among other things, to the increasing demands of creative talent as well as industry-wide collective bargaining agreements.  Many of the screenplay writers, performers, directors and technical personnel in the entertainment industry who will be involved in our productions are members of guilds or unions that bargain collectively on an industry-wide basis.  We have found that actions by these guilds or unions can result in increased costs of production and can occasionally disrupt production operations.  If such actions impede our ability to operate or produce a motion picture, it may substantially harm our ability to earn revenue and result in our business to fail.  (Screen Actors Guild Codified Agreement.)

We will use non-unionized talent whenever possible to reduce our costs of production.  Notwithstanding, many individuals associated with our productions, including actors, writers and directors, will be members of guilds or unions, that bargain collectively with producers on an industry-wide basis from time to time.  Our operations will be dependent upon our compliance with the provisions of collective bargaining agreements governing relationships with these guilds and unions.  Strikes or other work stoppages by members of these unions could delay or disrupt our activities.  The extent to which the existence of collective bargaining agreements may affect us in the future is not currently

DESCRIPTION OF PROPERTY

Number of Total Employees

Asgaard Media is currently in the development stage.  During the development stage, we plan to rely exclusively on the services of Wm. Alan Pezzuto, Karen Pezzuto and Christopher R. Baker, our officers and directors, to set up our business operations.  They currently work for us on a part-time basis and whose time and efforts are being provided to Asgaard without cash compensation.  Mr. Pezzuto expects to devote approximately 25 hours per week to our business.  Ms. Pezzuto and Mr. Baker expect to devote 5 hours per week to our business.  Mr. Pezzuto is prepared to dedicate additional time to our operations, as needed.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by these individuals.

The film production professionals we plan to utilize will be considered independent contractors.  We do not intend to enter into any employment agreements with any of these professionals.  Thus, these persons are not intended to be employees of our company.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Board Committees

Asgaard has not yet implemented any board committees as of the date of this Prospectus.

Directors

The maximum number of directors Asgaard is authorized to have is five (5).  However, in no event may Asgaard have less than one director.  Although the Company anticipates appointing additional directors, it has not identified any such person.  Asgaard currently has two directors.

Facilities

Asgaard uses an administrative office located at 2550 East Desert Inn Road, Suite 329, Las Vegas, Nevada 89121.  Office space is currently being provided free of charge at this location by our President.  Currently, there are no proposed programs for the renovation, improvement or development of the facilities currently used.

The Company’s management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  The Company does not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Intellectual Properties

WGAw is the acronym for the ”Writers Guild of America west”.  This is the guild which represents any/all aspects of writers including but not limited to registration of materials and collective bargaining of/for contracts.  Please visit their website at www.wga.org for further information.  Registration with the WGAw is not the same as maintaining a U.S. registered copyright.  Under U.S. copyright law, all literary works receive copyright protection when a work is complete, registration simply established a definitive date of a work and gives the holder of the copyright the right to, among other things, collect attorney’s fees in the prosecution of infringement claims.  Registration with the WGAw does not afford the registrant with a right to collect attorney’s fees but it does establish an objective date of a literary work.  The Company has not sought copyright protection on its screen plays at this point because a screen play tends to be revised many times and is generally not complete until production is complete.  Once production is completed on each of its projects, the Company intends to file for copyright protection.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND FINANCIAL DISCLOSURE OR PLAN OF OPERATION

This section of the Prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance.  Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.  You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Prospectus.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Overview

We are a development stage company and although we have started operations, we have not generated or realized any revenues from our business operations.  Our auditors have issued a going concern opinion.  This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12months.  Our auditor's opinion is based on our suffering initial losses, having limited operations, and having limited working capital.  Our only other source for cash at this time is investments by others in our Company.  We must raise cash to implement our projects and begin our operations.

We have only three officers and two directors who are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002.  If they are unable to perform all of their duties adequately any investment made into the Company may be lost in its entirety.

Limited Operation History; Need for Additional Capital

Asgaard Media was incorporated on January 8, 2008.  For the period from inception to March 31, 2013, we generated $111,520 in revenues and incurred $2,747,208 in operating expenses.  Since our incorporation, we have raised capital through private sales of our common equity and contributions of capital from our President.  Since its incorporation, Asgaard has financed its operations through initial limited capitalization and limiting its activities to pre-production.  We will need additional capital to produce our projects.

Liquidity and Capital Resources

The realization of revenues in the next twelve months is important to the execution of the plan of operations.  However, we cannot guarantee that we will be able to generate such growth.  If we cannot produce sufficient cash flow or raise sufficient proceeds through the sale of our common shares over the next twelve months we will not be able to continue as a going concern and our business will fail.

We must raise cash to implement our business plan.  The minimum amount of funds raised from the Offering that we feel will allow us to implement our business strategy is $6,500,000.  If we can raise the maximum amount of the Offering ($25,000,000), we believe the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and creative consultants.  The Company cannot provide any guarantee it will be able to sell any of its common shares through this proposed Offering.

Plan of Operation

Asgaard Media has been developing various entertainment properties ranging from reality television with a purpose through feature films with a story.  At this time it is not possible for the Company to predict, with any degree of accuracy, what priority a particular project will receive if less than all of the proceeds are received in this Offering.  The project priority will be based upon the amount of funds received, the length of time it takes to receive funds and the time of year they are received.  For example, our Mountains of Trouble project was originally optioned to a studio who budgeted approximately 25 - 30 million dollars.  This was for a feature film presentation with some joint marketing efforts and a fairly well known actor for the main character.  This never came to fruition, and our management feels they can produce this project for 3-5 million dollars.  The time of year also makes a difference in our priority.  Since Mountains of Trouble has winter footage, the cost would be much higher so shoot in the summer, requiring an entire cast and crew to locate in a winter environment in order to shoot.

We have spent approximately 2000 man-hours on our Community Challenge project over the past several years.  Having been conceptualized in late 2007, we spent much of 2008 laying the groundwork for the first season which we were planning to shoot beginning in the fall of 2010.  This season will feature the area of Southern Texas (Orange County) that was devastated by Hurricane Rita and then, as they were cleaning the final trees from their roofs, were hit by Hurricane Ike which, while less publicized due to the lack of political value, was far worse on the region then Rita.  Due to a fire, we lost much of the work already done; however, we are confident that this project can be resurrected.

Additional alliances have been developed over the past year, including establishing liaisons with Film B.C., and various Canadian and US film commissions.  In April/May of 2009, in anticipation of hard production needs,  Asgaard Media entered into a an agreement with Canadian Film Producer Elohim Entertainment, Ltd and their newly acquired subsidiary Independent Productions Co-op wherein they would assist with the staffing of several of our projects.  Following the fire in March, 2012, we terminated our agreement with Elohim.

Notwithstanding the fact that we have begun operations and are in pre-production on all of our projects, our ability to fully commence operations is entirely dependent upon the proceeds to be raised in this Offering.  Depending on the outcome of this Offering, the Company plans to choose one of the following courses:

Plan 1: 25% of Offering Sold.  If only 25% of the Offering is sold or $6,250,000 is raised in this Offering, Asgaard will immediately begin to implement the aforementioned plans to generate business sufficient enough to maintain ongoing operations.  This entails continuing pre-production and beginning production on our first and second feature films in order to continue this process.  If 25% of the Offering is raised, funds received will be expended on the following items, listed in order of priority:

Item	Amount
Offering Expenses	$ 21,000
General and Administrative Expenses	300,000
Salary and Consulting Expenses	350,000
Pre-production Expenses	150,000
Production Expenses – 1st Film	3,000,000
Marketing Expenses – 1st Film	500,000
General Working Capital	429,000
Production Expenses 2nd Film	1,000,000
Marketing Expenses – 2nd Film	500,000
Total	$6,250,000

The Company has budgeted $300,000 for general and administrative expenses, which is expected to consist of administrative working spaces, computers, computer peripherals, software, storage cabinets, fax machine, telephone equipment, printing costs, postage, telephone services, overnight delivery services and other general operating expenses.

Asgaard has allocated $429,000 for general working capital to cover any shortfalls in the categories listed above and to take advantage of any business opportunity that presents itself, including acquisition of intellectual property rights.

The Company believes it will be able to execute the business plan adequately and commence operations as a going concern if 25% of this Offering is realized.  Asgaard does not, however, expect to generate revenue in the first six months of operation from the date the first funds are received from this Offering.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 2: 50% of the Offering.  In the event 50% of the Offering is raised, management will supplement its activities addressed in Plan 1, as delineated above.  The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received.  The Company expects to continue to substantially increase its production activities for its second feature film, produce a television production, increase consumer awareness by utilizing the increased allocation for sales and marketing to $2,000,000 for each of its first two feature films, a key factor in developing new business revenues.  If 50% of the Offering is raised, funds received will be expended on the following items, listed in order of priority:

Item	Amount
Offering Expenses	$ 24,500
General and Administrative Expenses	300,000
Salary and Consulting Expenses	700,000
Pre-production Expenses	560,000
Production Expenses – 1st Film	3,000,000
Marketing Expenses – 1st Film	1,000,000
General Working Capital	615,500
Production Expenses 2nd Film	2,300,000
Marketing Expenses – 2nd Film	1,000,000
Television Production	3,000,000
Total	$12,500,000

The allocation for $300,000 for general and administrative expenses remains constant.

The allocation for working capital increases to $615,500, salaries and consulting expenses increases to $700,000 in anticipation of increasing costs due to the increase in production activity.

The allocation for pre-production expenses increases to $560,000 for our television project and for our third feature film.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operations.

Plan 3: 75% of the Offering.  In the event 75% of the maximum Offering is raised, management will supplement its activities addressed in Plans 1 and 2, as delineated above.  The Company does not believe it will generate revenues in the first six months of operation from the date the first funds are received.  The Company expects to continue to substantially increase its production activities by utilizing the increased allocation for sales and marketing to $4,500,000 for each of its feature films, the first is increased by $1,000,000 the second remains constant and $1,500,000 is allocated to sales and marketing for our third feature film, a key factor in developing new business revenues.  If 75% of the Offering is raised, funds received will be expended on the following items, listed in order of priority:

Item	Amount
Offering Expenses	$ 28,500
General and Administrative Expenses	300,000
Salary and Consulting Expenses	1,150,000

Pre-production Expenses	750,000
Production Expenses – 1st Film	3,000,000
Marketing Expenses – 1st Film	2,000,000
General Working Capital	521,500
Production Expenses 2nd Film	2,500,000
Marketing Expenses – 2nd Film	1,000,000
Television Production	3,000,000
Production Expense – 3rd Film	3,000,000
Marketing Expense – 3rd Film	1,500,000
Total	$18,750,000

The allocation for $300,000 for general and administrative expenses remains constant.

The allocation for working capital decreases to $521,500, due to increases in salaries and consulting expenses, which increases to $1,150,000, increases in pre-production expenses to $750,000 and the increases in sales and marketing expenses set forth above.

The allocation for pre-production expenses increases to $750,000 for our television project and for our third feature film.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line items expenditures as required for ongoing operation.

Plan 4:100% of the Offering.  In the event the maximum amount of $25,000,000 is raised, the Company still does not expect to generate revenue in the first six months of operation from the date the first funds are received from trust.  Under Plan 4, management will supplement the activities addressed in Plan 3, as delineated above.    If 100% of the Offering is raised, funds received will be expended on the following items, listed in order of priority:

Item	Amount
Offering Expenses	$ 32,000
General and Administrative Expenses	300,000
Salary and Consulting Expenses	1,150,000
Pre-production Expenses	750,000
Production Expenses – 1st Film	3,000,000
Marketing Expenses – 1st Film	2,300,000
General Working Capital	468,000
Production Expenses 2nd Film	2,500,000
Marketing Expenses – 2nd Film	1,500,000
Television Production	3,000,000
Production Expense – 3rd Film	8,000,000
Marketing Expense – 3rd Film	2,000,000
Total	$25,000,000

The allocation for $300,000 for general and administrative expenses, $1,150,000 for salaries and consulting expenses, $750 for pre-production costs, $3,000,000 for production costs for our first feature film, $2,500,000 production costs for our second feature film, and $3,000,000 production costs for our television production all remain constant.

The allocation for marketing expenses for our second film increases to $1,500,000, production expenses for our 3rd feature film increases to $8,000,000, and marketing expense for our third feature film increases to $2,000,000.  This increase in expenses related to our third feature film reflects significant improvements to the project from shooting in Super-16 film to 35mm film and enhanced special effects and set expenses.

The decrease in general working capital to $468,000 results from anticipated increases in other costs related to our second and third feature films.

Any line item amounts not expended to their fullest extent shall be held in reserve as working capital, subject to reallocation to other line item expenditures as required for ongoing operations.

Asgaard’s ability to commence operations is entirely dependent upon the proceeds to be raised in this Offering.  If Asgaard does not raise at least $6,500,000 of the Offering amount, it will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  If the Company were to receive $500,000, it could still produce one feature film by significantly amending its operating budget.  If the funds received were less than $500,000, the Company would need to pursue the production of educational, internet and industrial films until it was able to finance a feature film.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, the Company cannot guarantee that it will generate such growth.  If Asgaard does not produce sufficient cash flow to support Asgaard operations over the next 12 months, Asgaard may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  Asgaard cannot assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

Asgaard management does not anticipate the need to hire employees over the next 12 months, with the possible exception of secretarial support should business develop of a sufficient nature to necessitate such expenditure.  Currently, the Company believes the services provided by its officers and directors to be sufficient at this time.  Asgaard believes that its operations are currently on a small scale that is manageable by these individuals at the present time.

Asgaard has not paid for expenses on behalf of any director.  Our management does not expect to incur research costs in the next twelve months.  We currently do not own any significant plants or equipment that we would seek to sell in the near future; and we do not have any off-balance sheet arrangements.  Additionally, we believe that this fact shall not materially change.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In December 2010, we dismissed Gruber & Company, LLC the independent registered principal accountants of our Company.  The decision to dismiss Gruber & Company, LLC was recommended and approved by our board of directors, which acts as our audit committee.

During the company’s two most recent fiscal years or any subsequent interim period preceding the dismissal of Gruber  Malone, LLC, there were no disagreements with Gruber & Company, LLC, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gruber & Company, LLC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.  Gruber & Company, LLC, as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles, except for a Going Concern disclaimer. Further there were no other reportable events, as contemplated by Item 304(a)(1)(v) of Regulation S-K, during the two most recent fiscal years and the interim period up to the date of dismissal.

In December, 2010, our board of directors approved and authorized the engagement of MNP, LLP as our independent public accountant.

Prior to their engagement, MNP, LLP did not provide our company with either written or oral advice that was an important factor considered by our company in reaching a decision to change our independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Asgaard Media to own more than 5% of the outstanding common stock as of June 27, 2013, and by the Officers and Directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address Of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class*
Common Stock	Wm. Alan Pezzuto(1) 2550 East Desert Inn Road, Suite 329 Las Vegas, Nevada 89121	7,500,000		15.77%

Common Stock	Barbara Mitchell(2) 13780 Calle De Los Pinos Lake Elsinore, CA 92530	7,750,000	(3)	16.30%

Common Stock	Karen Pezzuto 2250 East Desert Inn Road, Suite 329 Las Vegas, NV 89121	1,050,000		2.2%

Common Stock	Christopher Baker c/o NROP PO Box 4151 Dana Point, CA 92629	1,500,000		3.16%

Common Stock	Douglas Scheving 808 Nelson St. Vancouver, BC U6Z 2H2, Canada	4,000,000	(4)	8.4%

*The percent of class is based on 47,537,000 shares of common stock issued and outstanding as of June 27, 2013.

(1)

The shares presented in this table exclude 7,500,000 shares beneficially owned by Mr. Pezzuto’s minor children and held by their grandmother, Barbara Mitchell as custodian under the Uniform Gift to Minors Act.  See Note 2.

(2)

The shares held by Barbara Mitchell directly are 250,000.  The balance of 7,500,000 are held by her as custodian under the Uniform Gift to Minors Act for her grandchildren for which she maintains full voting and dispository control as follows: 3,750,000 shares held for the benefit of Minor A. Pezzuto; 3,750,000 shares held for the benefit of Minor T. Pezzuto..  Ms. Mitchell has no pecuniary interest in those 7,500,000 shares held by her as custodian and disclaims beneficial ownership of the same.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until his or her successor is elected and qualified.  Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

Background of Directors, Executive Officers, Promoters and Control Persons

WM. ALAN PEZZUTO – Chairman of the Board of Directors, President, Chief Executive Officer and Director, Age 51: Mr. Pezzuto has been President of the Company since its inception.  During the past five years Mr. Pezzuto has served as the President of Pezzuto Construction and as the President, Chief Executive Officer of Asgaard Media.  In 1990, after working in various positions within the movie industry, Pezzuto ventured off on his first independent production, “ OUTSIDE THE INNER CIRCLE”, a documentary-instructional for the music industry.  Comments and critiques may be found in Songwriters Musepaper, March 1991 page 11, Billboard Magazine and R & R Magazines October, 12, 1990, LA Times January 11, 1991 and a number of others.

During 1994 he co-founded Cougar Creek Productions, which he took to market in 1996 with a public offering (SEC file #24-3556).  From 1996 until 2000, he was responsible for optioning and developing a number of projects with Saban Entertainment, Momentum Entertainment and Fox.  Mr. Pezzuto divested himself of his Cougar Creek holdings in 2000.

Mr. Pezzuto and several other individuals had founded Pezzuto & Associates, a business and legal consulting firm, in 1986 focused on advising various Peoples Republic of China organizations and their US counterparts.

Upon his return to the U.S. late in 2000, Mr. Pezzuto went back into both entertainment and real estate development, and by 2003 had teamed up with long time friend and Emmy winner James G. Williams to form “Reel Magic Productions” in order to provide live magic to the casino industry as well as in-house broadcast programming.  Reel Magic Productions contracted with Harrah’s Casino Group to provide entertainment to approximately half of their 43 casinos through the world when in August until 2005.

In 2007, Pezzuto Produced and Directed for UFC/IFC which split apart in the spring of 2007, at which time he stayed with the IFC branch producing their new promotional DVDs’ and later the live broadcast of the fights in Marksville, Louisiana.

KAREN PEZZUTO – Treasurer-Chief Financial Officer.  Ms. Pezzuto is currently a practicing attorney in the State of California.  Having done her undergraduate studies in Theater Arts at Santa Monica Community College and California State University Long Beach, she was involved in various positions in live theater, television and film including, “Nightmare on Elm Street”  and “Love Lines”.

Ms. Pezzuto opened her own practice, and has been practicing law for over 20 years.

CHRISTOPHER R. BAKER – Secretary-Director.  Mr. Baker received his degree in Linguistics from California State University Fullerton in 1993. After some time abroad, Mr. Baker become involved with various government communication projects.  He has served as a researcher and director for a US/Canadian Real Estate group for the past 27 years.

There are no familial relationships among our officers or directors.  None of our directors or officers are a director in any other reporting companies.  Pezzuto Construction and Wm. Alan Pezzuto filed bankruptcy in December 2008, by filing a Petition under Chapter 7 of the U.S. Bankruptcy Code with the Bankruptcy Court in the Central District of California.  This matter was discharged in 2009.  None of the remainder of our directors or officers have been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Executive Compensation

The following table sets forth certain information regarding executive officers and directors of Asgaard Media as of the date of this Prospectus:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Securities’ Underlying Options/SARs	LTIP Payouts	All Other Compensation

Wm. Alan Pezzuto, Pres., CEO, Director	2012 2011	0 0	500,000 0	0 0	500,000 0	0 0	0 0	0 0

Karen Pezzuto, CFO, Treasurer	2012 2011	0 0	100,000 0	0 0	100,000 0	0 0	0 0	0 0

Christopher R. Baker, Sec., Director	2012 2011	0 0	100,000 0	0 0	100,000 0	0 0	0 0	0 0

Notes:

1	There have been no cash payments paid to the executive officers for services rendered in all capacities to us for the period ended March 31, 2013.

There are no formal agreements with any party who has received shares for services to be rendered.

Directors' Compensation

Directors are not entitled to receive compensation for services rendered to Asgaard Media or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Asgaard Media did not grant any stock options to the executive officer during the most recent fiscal period ended December 31, 2012, or for the period ended March 31, 2013.  Asgaard Media has also not granted any stock options to the Executive Officers since incorporation on January 8, 2008.

Employment Agreements

There are no employment agreements

Code of Ethics

The Company’s Board of Directors has approved a Code of Ethics for management relating to financial disclosures and filings related to future reporting requirements.  A copy of the Code of Ethics will be made available to you by contacting the Company at PO Box 10 10, Goldfield, Nevada 89013.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

As of the date of this Prospectus, there is no public market in Asgaard Media common stock.  This Prospectus is a step toward creating a public market for Asgaard stock, which may enhance the liquidity of Asgaard shares.  However, there can be no assurance that a meaningful trading market will develop.  Asgaard Media and its management make no representation about the present or future value of Asgaard common stock.

As of the date of this Prospectus;

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Asgaard Media;

2. There are currently 47,537,000 shares of Asgaard Media’s common stock held by eighty(80) shareholders.  All of these shares are subject to the restrictions set forth in Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement of which this Prospectus is a part, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

At the present time, the Company is not classified as a “shell company” under Rule 405 of the Securities Act.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $.001 per share (“Common Stock”).  As of June 27, 2013, we had 47,537,000 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company.  Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders.  The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in Asgaard Media.  This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of Asgaard Media.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intends to retain all earnings, if any, for use in our business.

Preferred Stock

Asgaard Media has no preferred stock authorized.

Market for Securities

There is currently no public trading market for our common stock.

Equity Compensation Plan Information

The Company has no plans for establishing an equity compensation plan, but reserves the right to do so at some time in the future.

Holders

As of the date of this Prospectus, Asgaard Media has 47,537,000 shares of $0.001 par value common stock issued and outstanding held by eighty (80) shareholders of record.

Reports

After this Offering, Asgaard Media will furnish its shareholders with annual financial reports certified by Asgaard Media's independent accountants, and may in Asgaard Media's discretion, furnish unaudited quarterly financial reports.

After this Offering, Asgaard Media will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

Transfer Agent

We use Clear Trust, LLC as our transfer agent.  Our transfer agent’s address is 16540 Pointe Village Drive, Suite 206, Lutz, FL 33558.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this Prospectus.  For future information about us and the securities offered under this Prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this Prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Peder K. Davisson, our former counsel served as interim secretary of the board prior to the appointment of Erin Giudice.  Mr. Davisson was not compensated for that position other than for legal fees his firm earned in the course of the performance of his secretarial duties.  No other such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl/Hume, LLP, an independent legal counsel, has provided an opinion on the validity of Asgaard Media’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by MNP LLC, of Vancouver, B.C., Canada, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Asgaard Media’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have not entered into any transactions or agreements with related persons, promoters or control persons that require disclosure to our shareholders within the past two years.

LEGAL PROCEEDINGS

Ashaard Media has filed a claim against City of California, et. al., for damages arising from a fire that destroyed its film production.  The claim has been denied and management has decided to begin the process of filing a lawsuit.

Asgaard’s agent for service of process in Nevada is Wm. Alan Pezzuto.  The address is 4754 East Flamingo, Suite 347, Las Vegas, Nevada 89121.

Asgaard’s officers and directors have not been convicted in a criminal proceeding nor have they been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

None of our officers or directors has been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against Asgaard.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law.  Under such provisions, the director, officer, corporate employee or agent who in her capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

EXPERTS

Our financial statements for the period from inception to December 31, 2013, included in this Prospectus, have been audited by MNP LLC of 2300, 1055 Dunsmuir St., PO Box 49148, Vancouver, B.C., Canada, V7X 1J1.  Its telephone number is (604) 685-8408, as set forth in their report included in this Prospectus.  The financials included herein for the period ended March 31, 2013, have been reviewed by MNP LLC.  Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Parsons/Burnett/Bjordahl, LLP, has acted as our legal counsel in providing an opinion for this filing.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•

Audited financial statements for the years ended December 31, 2012 and 2011

•

Unaudited financial statements for the quarter ended March 31, 2013

Asgaard Media

(A Development Stage Company)

Financial Statements

December 31, 2012 and 2011

(Expressed in U.S. Dollars)

52

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Asgaard Media.

(A development stage company)

We have audited the balance sheets of Asgaard Media. (the “Company”) (a development stage company) as at December 31, 2012 and 2011 and the related statements of operations and comprehensive loss, cash flows and stockholders’ equity (deficit), for the years then ended and for the period cumulative from January 8, 2008 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstance, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2012 and 2011 and the result of its operations and its cash flows for the years then ended and for the period cumulative from January 8, 2008 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has losses from operations since its inception and has a working capital deficiency.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                                                                                                Chartered Accountants

May 31, 2013

ACCOUNTING  >  CONSULTING  >  TAX

2300 – 1055 DUNSMUIR STREET, BOX 49148, VANCOUVER, BC  V7X 1J1

1.877.688.8408  P: 604.685.8408  F: 604.685.8594  mnp.ca

Asgaard Media
(A Development Stage Company)
Balance Sheets

	December 31,	December 31,
	2012	2011

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$ 2,930	$ 2,030
Prepaid Expenses	9,195	-
Total Current Assets	12,125	2,030

Equipments (Note 4)	94,496	46,349

TOTAL ASSETS	$ 106,621	$ 48,379

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$ 33,872	$ 14,772
Due to Related Parties (Note 6)	1,154,012	240,182

Total Current Liabilities	1,187,884	254,954

Total Liabilities	1,187,884	254,954

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized: 200,000,000 Common Shares With Par Value $0.001
Issued: 40,537,000 Common Shares (December 31, 2011: 40,537,000 Common Shares)	40,537	40,537
Additional Paid-In Capital	715,370	703,670
Stocks To Be Issued	700,000	-
Deficit Accumulated During The Development Stage	(2,537,170)	(950,782)

Total Stockholders' Equity (Deficit)	(1,081,263)	(206,575)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 106,621	$ 48,379

The accompanying notes are an integral part of these financial statements

2

Asgaard Media
(A Development Stage Company)
Statements of Operations and Comprehensive Loss
(Audited)

	For the		Cumulative Amounts
	Years Ended		From January 8, 2008
	December 31,		(Inception) to
	2012	2011	December 31, 2012

REVENUES
Production consulting association	$-	$-	$93,940
Sales - DVD	-	-	17,580
	-	-	111,520
COST OF REVENUES
Consulting services	-	-	70,455
Cost of sales - DVD	-	-	1,758
	-	-	(72,213)

GROSS MARGIN	-	-	39,307

OPERATING EXPENSES
Amortization	10,978	8,437	20,583
Advertising	-	415	26,474
Automobile expense	24,218	1,284	32,421
Bad debts	-	-	11,086
Consulting fees	800	-	9,927
Contractors	-	-	7,500
Imputed interest	11,700	5,553	24,678
Equipment rental	-	84,100	84,100
Management bonus	1,400,000	-	1,400,000
Meals and entertainment	3,392	10,285	40,674
Office	22,652	7,251	53,598
Professional fees	77,423	54,519	256,540
Rent	30,100	18,492	50,623
Stock based compensation	-	-	116,815
Stock transfer agent and filing fees	4,300	-	4,300
Supplies	10,877	22,997	69,908
Telephone	6,912	3,678	28,520
Write-off of film production costs	149,436	326,371	504,828

Total Operating Expenses	1,752,788	543,382	2,742,575

LOSS FROM OPERATION AND BEFORE	(1,752,788)	(543,382)	(2,703,268)
OTHER INCOME ( EXPENSE )

OTHER INCOME ( EXPENSE )

Interest (expenses) income	(240)	(300)	547
Insurance claim (Note 10)	219,151	-	219,151
Write off of property and equipment	(52,319)	-	(52,319)
Foreign exchange gain (loss)	(193)	-	(1,281)

NET LOSS AND COMPREHENSIVE LOSS	$ (1,586,388)	$ (543,682)	$ (2,537,170)

NET LOSS PER SHARE-BASIC AND DILUTED	$ (0.04)	$ (0.01)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	40,537,000	40,537,000

The accompanying notes are an integral part of these financial statements

3

Asgaard Media
(A Development Stage Company)
Statements of Cash Flows
(Audited)

	For the		Cumulative Amounts
	Years Ended		From January 8, 2008
	December 31,		(Inception) to
	2012	2011	December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$ (1,586,388)	$ (543,682)	$ (2,537,170)
Adjustments to Reconcile Net Loss to Net Cash Used
by Operating Activities:
Accrued interest (income) expenses	-	72	(1,014)
Bad debt	-	-	11,086
Depreciation	10,978	8,437	20,582
Donated service - cost of revenue	-	-	72,213
Imputed interest - related parties	11,700	5,553	24,679
Professional fees	-	-	20,000
Shares-based Payment	-	-	116,815
Write-off of film and television costs	149,436	329,071	514,265
Write-off of property and equipment	52,319	-	52,319
Management bonus	1,400,000	-	1,400,000
Changes in Assets and Liabilities:
Prepaid Expenses	(9,195)	4,700	(9,195)
Account Payable and Other Liabilities	19,100	13,500	33,800

Net Cash Used by Operating Activities	47,950	(182,349)	(281,620)

CASH FLOWS FROM INVESTING ACTIVITY:
Changes in Investing Activity
Production Equipment	(111,444)	(39,973)	(167,397)
Film and television costs	(149,436)	-	(314,265)

Net Cash Used by Investing Activities	(260,880)	(39,973)	(481,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in Financing Activities
Loan Receivable	-	-	(10,000)
Due to related parties	213,830	216,691	704,012
Proceeds from share issuance	-	-	72,200

Net Cash Provided by Financing Activities	213,830	216,691	766,212

NET CHANGE IN CASH AND CASH	900	(5,631)	2,930
EQUIVALENTS
CASH AND CASH EQUIVALENTS AT	2,030	7,661	-
BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$ 2,930	$ 2,030	$ 2,930

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$ -	$ -	$ -
Income Taxes	$ -	$ -	$ -

Non-Cash Transactions:
Share Issued for Services	$ -	$ -	$ 336,815

The accompanying notes are an integral part of these financial statements

4

Asgaard Media
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
January 8, 2008 (Inception) through December 31, 2012
	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL		SHARE SUBSCRIPTION RECEIVABLE	STOCKS TO BE ISSUED	DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	TOTAL SHAREHOLDERS' EQUITY (DEFICIT)
	SHARES	PAR VALUE

Balance, inception-January 8, 2008	-	$-	$-	$		$-	$-	$-

Founders' shares issued on Februray 18, 2008 at $0.001 per share	36,815,000	36,815	-		-	-	-	36,815
Shares issued for cash at $0.10 per share in June	520,000	520	51,480		(30,500)	-	-	21,500
Shares issued for services at $0.10 per share in June	2,800,000	2,800	277,200		-	-	-	280,000
Net loss for the period	-	-	-		-	-	(160,142)	(160,142)
Balance, December 31, 2008	40,135,000	$40,135	$328,680		$(30,500)	$-	$(160,142)	$178,173

Shares issued for cash at $0.10 per share	202,000	202	19,998		-	-	-	20,200
Shares issued for service at $0.10 per share	200,000	200	19,800		-	-	-	20,000
Receipt of share subscription	-	-	-		30,500	-	-	30,500
Imputed interest	-	-	3,975		-	-	-	3,975
Donated services	-	-	25,832		-	-	-	25,832
Net loss for the year	-	-	-		-	-	(164,070)	(164,070)
Balance, December 31, 2009	40,537,000	$40,537	$398,285		$-	$-	$(324,212)	$114,610

Imputed interest	-	-	3,450		-	-	-	3,450
Donated services	-	-	46,382		-	-	-	46,382
Net loss for the year	-	-	-		-	-	(82,888)	(82,888)
Balance, December 31, 2010	40,537,000	$40,537	$448,117	$		$-	$(407,100)	$81,554

Imputed interest	-	-	5,553		-	-	-	5,553
Contributed shares for loan settlement	-	-	250,000		-	-	-	250,000
Net loss for the year	-	-	-		-	-	(543,682)	(543,682)
Balance, December 31, 2011	40,537,000	$40,537	$703,670		$-	$-	$(950,782)	$(206,575)

Imputed interest	-	-	11,700		-	-	-	11,700
Management bonus	-	-	-		-	700,000	-	700,000
Net loss for the year	-	-	-		-	-	(1,586,388)	(1,586,388)
Balance, December 31, 2012	40,537,000	$40,537	$715,370		$-	$700,000	$(2,537,170)	$(1,081,263)

The accompanying notes are an integral part of these financial statements

5

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

1.

NATURE OF BUSINESS

Asgaard Media (the “Company”) was incorporated in State of Nevada on January 8, 2008. The Company was formed to develop, finance, produce and arrange for the distribution of motion pictures. The Company intends to produce low to medium budget theatrical features, which require lower revenues to recoup the Company's investment than higher budgeted films.  The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had limited revenues from inception to date.  The Company has a December 31 year-end.

2.

GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America (GAAP) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is in the developmental stage and has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of December 31, 2012, the Company has an accumulated deficit totaling $2,537,170. The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources during the next twelve months to finance its current operations and achieve its strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common and /or preferred stock. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan as described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Information on the Company’s working capital deficiency and deficit is:

	December 31, 2012	December 31, 2011

Working capital (deficiency)	$(1,175,759)	$(252,924)
(Deficit)	$(2,537,170)	$(950,782)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“US GAAP”).  All adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at December 31, 2012 and 2011 have been included.

6

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Use of Estimates

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company's reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.  As at December 31, 2012 and 2011, there were no cash equivalents.

Fair Value of Financial Instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.  The three levels of the fair value hierarchy are:

Level 1 – unadjusted quoted prices in active markets for identical assets or liabilities

Level 2 – inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and

Level 3 – inputs that are not based on observable market data.

For the years ended December 31, 2012, the fair value of cash and cash equivalents was measured using Level 1 inputs. The Company’s financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and due to related parties.  Fair values of these financial statements approximate their carrying values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

Equipment

Equipment are stated at cost.  Depreciation is computed by the straight-line method over the estimated useful lives as follows:

Camera and equipment	5 years
Motor vehicle	5 years
Computer software	2 years

Advertising Costs

Advertising costs are expensed as incurred.  Advertising expense for years ended December 31, 2012 and 2011 was $nil and $nil, respectively.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Impairment of Long-Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but

7

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

are not limited to: significant adverse changes in the business climate; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the future benefit of asset will be realized.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as "Loss (gain) on disposal and impairment of long-lived assets" when the carrying amount is not recoverable and exceeds fair value.

Stock-Based Compensation

The Company accounts its stock options and similar equity instruments issued in accordance with ASC 718, “Share-Based Payment”. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

Foreign Currency Translations

The Company’s functional and presentation currency is U.S. Dollars. At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the period end, monetary assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Comprehensive Income

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, Comprehensive Income - Overall, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Operations and Comprehensive Loss.

Income Taxes

The Company has adopted ASC740, “Income Taxes”, which requires the Company to recognized deferred tax liabilities and assets for the expected future tax consequence of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

8

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Film and Television Costs

Film and television costs include capitalizable production costs, production overhead, interest, development costs, and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value.  Marketing, distribution, and general and administrative costs are expensed as incurred.

Film and television production, participation and residual costs are expensed over the applicable product life cycle based upon the ratio of the current period’s revenues to estimated remaining total revenue for each production. Costs of film and television productions are subject to regular recoverability assessments which compare the estimated fair values with the unamortized costs. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off. Film development costs for projects that have been abandoned or have not been set for production within three years are generally written off.

Revenue Recognition

Revenue is recognized upon meeting the recognition requirements of ASC 926, Entertainment Films and ASC 605, Revenue Recognition. Revenues from home video distribution are recognized net of an allowance for estimated returns, as well as related costs, in the period in which the product is available for sale by our customers (at the point that title and risk of loss transfer to the customer, which is generally upon receipt by the customer). Revenues from domestic and international broadcast licensing and home video sublicensing, as well as associated costs, are recognized when the programming is available to the licensee and other ASC 605 recognition requirements are met.

Production consulting service revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount of the consideration is fixed or determinable, and there is reasonable assurance of collection of the sales proceeds; when the amount of revenue can be measured reliably; and when it is probably that the economic benefits associated with the transaction will flow to the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company's cash and cash equivalents are held in safekeeping by large, creditworthy financial institutions.  The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.  As of December 31, 2012, the Company had approximately $nil in a bank beyond insured limit (December 31, 2011 - $nil).

Net Income (Loss) per Common Share

Basic income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted income (loss) per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year.

9

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Reclassification

Certain reclassifications have been made in the fiscal 2010 financial statements and notes to conform to the fiscal 2011 presentation.

Recently Adopted Accounting Pronouncements

In April 2011, the FASB issued authoritative guidance to clarify when a restructuring constitutes a troubled debt restructuring. In evaluating whether a restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that two conditions exist: (1) the restructuring constitutes a concession and (2) the debtor is experiencing financial difficulties. The Company adopted this authoritative guidance on January 1, 2012 and the adoption did not have an impact on the Company’s financial statements.

In May 2011, the FASB issued an accounting pronouncement related to fair value measurement (FASB ASC Topic 820), which amends current guidance to achieve common fair value measurement and disclosure requirements in U.S. GAAP and International Financial Reporting Standards. The amendments generally represent clarification of FASB ASC Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. The Company adopted this standard on January 1, 2012 and the adoption of ASC Topic 820 did not have an impact on the Company’s financial statements.

In June 2011, the FASB issued an accounting pronouncement that provides new guidance on the presentation of comprehensive income (FASB ASC Topic 220) in financial statements. Entities are required to present total comprehensive income either in a single, continuous statement of comprehensive income or in two separate, but consecutive, statements. Under the single-statement approach, entities must include the components of net income, a total for net income, the components of other comprehensive income and a total for comprehensive income. Under the two-statement approach, entities must report an income statement and, immediately following, a statement of other comprehensive income. Under either method, entities must display adjustments for items reclassified from other comprehensive income to net income in both net income and other comprehensive income. The Company adopted this standard on January 1, 2012 and the adoption of ASC Topic 220 did not have an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s financial position or results of operations.

10

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Recently Issued Accounting Pronouncements (Cont’d…)

In July, 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic).  ASU 2012-02 amends the required annual impairment testing of indefinite-lived intangible assets by providing an entity an option to first assess qualitative factors to determine whether it is more likely than not that the fair value of the indefinite-lived asset is less than its carrying amount.  If, after assessing the totality of events and circumstances, an entity determines it is not more likely than not that the fair value of the indefinite-lived asset is less than its carrying amount, then performing the two-step impairment test under Topic 350-30 is unnecessary.  However, if an entity concludes otherwise, then it is required to perform the impairment testing under Topic 350-30-35-18F by calculating the fair value of the reporting unit and comparing the results with the carrying amount.  If the fair value exceeds the carrying amount, then the entity must perform the second step test of measuring the amount of the impairment test under Topic 350-30-35-19.  An entity has the option to bypass the qualitative assessment and proceed directly to the two step goodwill impairment test.  Additionally, the entity has the option to resume with the qualitative testing in any subsequent period.  The pronouncement is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted.  The Company’s adoption of the new standard is not expected to have a material effect on the Company’s financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income".  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S.GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The pronouncement is effective for fiscal years and interim periods ending after December 15, 2012. The adoption of this pronouncement is not expected to have a material effect on the Company's financial position or results of operations.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s financial statements upon adoption.

4.

EQUIPMENT

Equipment at December 31, 2012 and 2011 were summarized as follows:

	Cost	Accumulated Amortization	Net Book Value
	$	$	$
December 31, 2012
Equipment:
Computer Software	2,729	1,115	1,614
Camera and equipment	100,064	7,182	92,882

Total	102,793	8,297	94,496

11

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

4.

EQUIPMENT (Cont’d…)

	Cost	Accumulated Amortization	Net Book Value
	$	$	$
December 31, 2011
Equipment:
Camera	15,980	4,363	11,617
Set-design equipment	39,973	5,241	34,732

Total	55,953	9,604	46,349

On March 26, 2012, the Company’s production facilities suffered a fire and its equipment and pre-production and production material were damaged which a net book value of $52,319 has been written off.   During the years ended December 31, 2012, the Company charged depreciation of $10,978 (2011 - $8,437).

5.

FILM AND TELEVISION COSTS

Film and Television costs are as follows:	December 31, 2010	December 31, 2011	December 31, 2012
	$	$	$
Beginning balance:	289,156	329,071	-
Additions during the year:
Blood & Water	-		-
Mountain of Trouble	24,331		149,436
The Choice	5,000		-
Community Challenge	6,934		-
The Cancer Within	3,650		-
	329,071	329,071	149,436

Write down / off	-	(329,071)	(149,436)

Ending balance:	329,071	-	-

During the year ended December 31, 2011, the Company wrote off its existing film and television cost to $nil as the result of the uncertainty in locating the funding to complete the film and television projects and future benefit of those film and television was not determinable.

During the year ended December 31, 2012, as the result of the fire at the Company production facilities, all the produced film and television were damaged and abandoned except Mountain of Trouble.  Subsequent to the fire, the Company has made an attempt to remake the Mountain of Trouble and incurred $149,439 but decided to abandon the film at year end and the amount incurred during the period were written off.

12

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

6.

DUE TO RELATED PARTIES

A summary of due to related parties is as follows:

	December 31, 2012	December 31, 2011
	$	$
Due a shareholder – Mr. Doug Scheving, non-interest bearing, unsecured and due on demand.	48,394	36,000

Due to a company controlled by a director of the Company – Reel Magic Productions, non-interest bearing, unsecured and due on demand.	115,394	-

Due to a director – Mr. Alan Pezutto, non-interest bearing, unsecured and due on demand.	805,224	204,182

Due to a director – Mr. Christopher Baker, non-interest bearing, unsecured and due on demand.	100,000	-

Due to a director – Ms. Karen Novorr Pezutto, non-interest bearing, unsecured and due on demand	100,000	-

	1,169,012	240,182

During the year ended December 31, 2011, $250,000 demand loan from a company controlled by a director of the Company was settled by 250,000 common shares of the Company that contributed by a shareholder of the Company.  The contribution of the common shares to settle for the loans payable have been recognized as a contribution made by an existing shareholder which was recorded as additional paid-in capital.

During the years ended December 31, 2012 and 2011, the Company charged imputed interest rate of 3.25% (2011 - 3.25%) on the amount due to related parties, thereby leading to the recognition of interest expenses of $11,700 (2011 - $5,553).  A corresponding amount was classified as additional paid-in capital.

7.

STOCKHOLDERS’ EQUITY

Common Stock:

Authorized

The total authorized is 200,000,000 common shares with a par value of $0.001 per common share.

13

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

7.

STOCKHOLDERS’ EQUITY (Cont’d…)

Issued and Outstanding

During the period ended December 31, 2008, the Company issued a total of 40,135,000 common shares of which 36,815,000 shares were issued to Founders totaling $36,815 and 520,000 shares were issued for cash totaling $52,000 and 2,800,000 shares were issued for services totaling $280,000.

During the fiscal year ended December 31, 2009, the Company issued a total of 402,000 common shares of which 202,000 shares were issued for cash totaling $20,200 and 200,000 shares were issued for services totaling $20,000. In addition, the Company recorded $25,832 and $3,975 in additional paid-in capital in connection with the donated services and non-interest loan provided by related parties of the Company, respectively.

During the fiscal year ended December 31, 2010, the Company recorded $46,381 and $3,450 in additional paid-in capital in connection with the donated services and non-interest loan provided by related parties of the Company, respectively.

During the fiscal year ended December 31, 2011, the Company recorded $5,553 in additional paid-in capital in connection with non-interest bearing loan provided by related parties of the Company.  Further, the Company also recorded $250,000 in additional paid-in capital for donated shares contributed by a shareholder of the Company to settle demand loans of the Company totaling $250,000 (See Note 6).

During the fiscal year ended December 31, 2012, the Company recorded $11,700 in additional paid-in capital in connection with the non-interest amount provided by related parties of the Company.

In connection with the management bonus declared during the year ended December 31, 2012, the Company allotted 7,000,000 common shares at $0.1 per share to directors of the Company for the payment of 50% management bonus of $700,000.  The amount has been included as stocks to be issued.

At December 31, 2012, there were 40,537,000 shares issued and outstanding.

8.

INCOME TAXES

The Company is subject to income tax laws in the U.S. The Company incurred a net loss for the years ended December 31, 2012 and 2011 and therefore did not incur income tax expense.

The following table reconciles the expected income taxes expense (recovery) at the US statutory income tax rates to the amounts recognized in the statements of operations and comprehensive loss for the years ended December 31, 2012 and 2011:

	2012	2011
Income (loss) before taxes	$ (1,586,388)	$ (543,682)
US statutory tax rate	34.00%	34.00%
Expected income tax (recovery)	(539,372)	(184,852)
Non-deductible items	168,043	3,022
Change in valuation allowance	371,329	181,830
Total income taxes (recovery)	$ -	$ -

14

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

8.

INCOME TAXES (Cont’d…)

Deferred taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Deferred tax assets (liabilities) at December 31, 2012 and 2011 are comprised of the following:

	2012	2011
Net capital loss carry-forwards	$ 650,245	$ 273,835
Equipment	(8,664)	(3,583)
	641,581	270,253
Valuation allowance	641,581	270,253
Net deferred tax asset (liability)	$ -	$ -

The Company has operating loss carry-forwards of approximately $1,912,485 (2011: $805,398) which may be carried forward to apply against future year income tax for USA income tax purposes, subject to the final determination by taxation authorities, expiring in the following years:

Year	Amount
2028	$ 42,366
2029	157,266
2030	64,062
2031	541,704
2032	1,107,088
Total	$ 1,912,485

The deferred tax assets have not been recognized because at this stage of the Company’s development, it is not determinable that future taxable profit will be available against which the Company can utilize such deferred tax assets.

9.

RELATED PARTY TRANSACTIONS.

The Company also incurred the following related party transactions during the year:

•

Rent expense of $30,100 (2011 - $15,492) were paid to a director of the Company and a company controlled by a director of the Company.

•

Professional expense of $5,000 (2011 - $5,900) were paid to a director of the Company.

•

Management bonus of $1,400,000 (2011 - $Nil) were accrued to directors of the Company

•

Production expenses / equipment rental of $nil (2011 - $82,650) were paid to a company of which a director is a related party.

•

See note 6 and 11.

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

15

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

December 31, 2012 and 2011

10.

INSURANCE CLAIM

On March 26, 2012, the Company experienced a fire at its production facilities in Corona, California. As result of the fire, all of the Company’s filming equipments on site were destroyed. The Company is subject to claim insurance proceeds of up to $700,000 from the fire insurance policy. As at December 31, 2012, the Company has received a total of $316,832, of which $97,681 was repaid to a company controlled by the director of the Company as compensation for loss of film equipments jointly stored on site. The remaining $219,151 was recorded as recovery for loss of equipments and reimbursement of clean-up costs.

11.

SUBSEQUENT EVENT

Subsequent to the year ended December 31, 2012, the Company issued a total of 7,000,000 common shares in connection with the management bonus declared in 2012 at $0.10 per share, value $700,000, of which 2,500,000 shares were issued to the CEO and director of the Company totaling $250,000 and 2,500,000 shares were issued to relatives of the CEO and director of the Company totaling $250,000 and 2,000,000 shares were issued to two directors of the Company totaling $200,000.

16

Asgaard Media

(A Development Stage Company)

Interim Financial Statements

Three Months Ended March 31, 2013

(Expressed in U.S. Dollars)

(Unaudited – Prepared by Management)

17

Asgaard Media
(A Development Stage Company)
Balance Sheets
(Expressed in US Dollars)
(Unaudited - Prepared by Management)

	March 31,	December 31,
	2013	2012

ASSETS

CURRENT ASSETS

Cash and Cash Equivalents	$ -	$ 2,930
Prepaid Expenses	14,612	9,195
Total Current Assets	14,612	12,125

Equipments (Note 4)	89,151	94,496

TOTAL ASSETS	$ 103,763	$ 106,621

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Bank indebtedness	$ 8,423	$ -
Accounts Payable and Accrued Liabilities	18,872	18,872
Due to Related Parties (Note 6)	1,186,952	1,169,012

Total Current Liabilities	1,214,247	1,187,884

Total Liabilities	1,214,247	1,187,884

STOCKHOLDERS' EQUITY (DEFICIT)

Authorized: 200,000,000 Common Shares With Par Value $0.001
Issued: 47,537,000 Common Shares (December 31, 2012: 40,537,000 Common Shares)	47,537	40,537
Additional Paid-In Capital	1,412,254	715,370
Stocks To Be Issued	-	700,000
Deficit Accumulated During The Development Stage	(2,570,275)	(2,537,170)

Total Stockholders' Equity (Deficit)	(1,110,484)	(1,081,263)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$ 103,763	$ 106,621

The accompanying notes are an integral part of these financial statements

18

Asgaard Media
(A Development Stage Company)
Statements of Operations and Comprehensive Loss
(Expressed in US Dollars)
(Unaudited - Prepared by Management)

	For the		Cumulative Amounts
	Three Months		From January 8, 2008
	March 31,		(Inception) to
	2013	2012	March 31, 2013

REVENUES
Production consulting association	$-	$-	$93,940
Sales - DVD	-	-	17,580
	-	-	111,520
COST OF REVENUES
Consulting services	-	-	70,455
Cost of sales - DVD	-	-	1,758
	-	-	(72,213)

GROSS MARGIN	-	-	39,307

OPERATING EXPENSES
Amortization	5,345	2,680	25,928
Advertising	-	-	26,474
Automobile expense	322	-	32,743
Bad debts	-	-	11,086
Consulting fees	1,350	-	11,277
Contractors	-	-	7,500
Equipment rental	-	-	84,100
Management bonus	-	-	1,400,000
Meals and entertainment	505	167	41,179
Office	1,187	910	54,785
Professional fees	5,650	17,500	262,190
Rent	8,700	4,000	59,323
Stock based compensation	-	3,000	116,815
Stock transfer agent and filing fees	-	-	4,300
Supplies	205	-	70,113
Telephone	6,047	385	34,567
Write-off of film production costs	-	-	504,828

Total Operating Expenses	29,311	28,642	2,747,208

LOSS FROM OPERATION AND BEFORE	(29,311)	(28,642)	(2,707,901)
OTHER INCOME ( EXPENSE )

OTHER INCOME ( EXPENSE )

Imputed interest	(3,884)	(2,925)	(28,562)
Interest (expenses) income	-	-	547
Insurance claim	-	-	219,151
Write off of property and equipment (Note 4)	-	(52,319)	(52,319)
Foreign exchange gain (loss)	90	-	(1,191)

NET LOSS AND COMPREHENSIVE LOSS	$ (33,105)	$ (83,886)	$ (2,570,275)

NET LOSS PER SHARE-BASIC AND DILUTED	$ (0.00)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED	43,775,764	40,537,000

The accompanying notes are an integral part of these financial statements

19

Asgaard Media
(A Development Stage Company)
Statements of Cash Flows
(Expressed in US Dollars)
(Unaudited - Prepared by Management)

	For the		Cumulative Amounts
	Three Months Ended		From January 8, 2008
	March 31,		(Inception) to
	2013	2012	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:

Net Loss	$ (33,105)	$ (83,886)	$ (2,570,275)
Adjustments to Reconcile Net Loss to Net Cash Used
by Operating Activities:
Accrued interest (income) expenses	-	-	(1,014)
Bad debt	-	-	11,086
Depreciation	5,345	2,680	25,927
Donated service - cost of revenue	-	-	72,213
Imputed interest - related parties	3,884	2,925	28,563
Professional fees	-	-	20,000
Shares-based Payment	-	-	116,815
Write-off of film and television costs	-	-	514,265
Write-off of property and equipment	-	(47,681)	52,319
Management bonus	-	-	1,400,000
Changes in Assets and Liabilities:
Prepaid Expenses	(5,417)	(1,000)	(14,612)
Account Payable and Other Liabilities	-	119,122	33,800

Net Cash Used by Operating Activities	(29,293)	(7,840)	(310,913)

CASH FLOWS FROM INVESTING ACTIVITY:
Changes in Investing Activity
Production Equipment	-	(8,650)	(167,397)
Film and television costs	-	(3,000)	(314,265)

Net Cash Used by Investing Activities	-	(11,650)	(481,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
Changes in Financing Activities
Bank indebtedness	8,423		8424
Loan Receivable	-	-	(10,000)
Due to related parties	17,940	20,000	721,952
Proceeds from share issuance	-	-	72,200

Net Cash Provided by Financing Activities	26,363	20,000	792,576

NET CHANGE IN CASH AND CASH	(2,930)	510	-
EQUIVALENTS
CASH AND CASH EQUIVALENTS AT	2,930	2,030	-
BEGINNING OF PERIOD

CASH AND CASH EQUIVALENTS AT END
OF PERIOD	$ -	$ 2,540	$ -

SUPPLEMENTAL DISCLOSURES
Cash Paid for:
Interest	$ -	$ -	$ -
Income Taxes	$ -	$ -	$ -

Non-Cash Transactions:
Share Issued for Services	$ 700,000	$ -	$ 1,036,815

The accompanying notes are an integral part of these financial statements

20

Asgaard Media
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)
January 8, 2008 (Inception) through March 31, 2013
(Expressed in US Dollars)
(Unaudited - Prepared by Management)
			ADDITIONAL PAID-IN CAPITAL		SHARE		DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE	TOTAL SHAREHOLDERS' EQUITY (DEFICIT)
	COMMON STOCK				SUBSCRIPTION	STOCKS TO
	SHARES	PAR VALUE			RECEIVABLE	BE ISSUED

Balance, inception-January 8, 2008	-	$-	$-	$		$-	$-	$-

Founders' shares issued on Februray 18, 2008 at $0.001 per share	36,815,000	36,815	-		-	-	-	36,815
Shares issued for cash at $0.10 per share in June	520,000	520	51,480		(30,500)	-	-	21,500
Shares issued for services at $0.10 per share in June	2,800,000	2,800	277,200		-	-	-	280,000
Net loss for the period	-	-	-		-	-	(160,142)	(160,142)
Balance, December 31, 2008	40,135,000	$40,135	$328,680		$(30,500)	$-	$(160,142)	$178,173

Shares issued for cash at $0.10 per share	202,000	202	19,998		-	-	-	20,200
Shares issued for service at $0.10 per share	200,000	200	19,800		-	-	-	20,000
Receipt of share subscription	-	-	-		30,500	-	-	30,500
Imputed interest	-	-	3,975		-	-	-	3,975
Donated services	-	-	25,832		-	-	-	25,832
Net loss for the year	-	-	-		-	-	(164,070)	(164,070)
Balance, December 31, 2009	40,537,000	$40,537	$398,285		$-	$-	$(324,212)	$114,610

Imputed interest	-	-	3,450		-	-	-	3,450
Donated services	-	-	46,382		-	-	-	46,382
Net loss for the year	-	-	-		-	-	(82,888)	(82,888)
Balance, December 31, 2010	40,537,000	$40,537	$448,117	$		$-	$(407,100)	$81,554

Imputed interest	-	-	5,553		-	-	-	5,553
Contributed shares for loan settlement	-	-	250,000		-	-	-	250,000
Net loss for the year	-	-	-		-	-	(543,682)	(543,682)
Balance, December 31, 2011	40,537,000	$40,537	$703,670		$-	$-	$(950,782)	$(206,575)

Imputed interest	-	-	11,700		-	-	-	11,700
Management bonus	-	-	-		-	700,000	-	700,000
Net loss for the year	-	-	-		-	-	(1,586,388)	(1,586,388)
Balance, December 31, 2012	40,537,000	$40,537	$715,370		$-	$700,000	$(2,537,170)	$(1,081,263)

Share issued for bonus at $0.10	7,000,000	7,000	693,000			(700,000)	-	-
Imputed interest	-	-	3,884		-	-	-	3,884
Net loss for the period							(33,105)	(33,105)
Balance, March 31, 2013	47,537,000	$47,537	$1,412,254		$-	$-	$(2,570,275)	$(1,110,484)

The accompanying notes are an integral part of these financial statements

21

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

1.

NATURE OF BUSINESS

Asgaard Media (the “Company”) was incorporated in State of Nevada on January 8, 2008. The Company was formed to develop, finance, produce and arrange for the distribution of motion pictures. The Company intends to produce low to medium budget theatrical features, which require lower revenues to recoup the Company's investment than higher budgeted films.  The Company has limited operations and in accordance with ASC 915, is considered a development stage company that has had limited revenues from inception to date.  The Company has a December 31 year-end.

2.

GOING CONCERN

The Company's financial statements are prepared using United States generally accepted accounting principles (“US GAAP”) applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company is in the developmental stage and has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. In addition, as of March 31, 2013, the Company has an accumulated deficit totaling $2,570,275. The Company’s current business plan requires additional funding beyond its anticipated cash flows from operations. These and other factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations, the Company will need, among other things, additional capital resources during the next twelve months to finance its current operations and achieve its strategic objective. Management's plan to continue as a going concern includes raising additional capital through sales of common and /or preferred stock. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan as described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Information on the Company’s working capital deficiency and deficit is:

	March 31, 2013	December 31, 2012

Working capital (deficiency)	$(1,199,635)	$(1,175,759)
(Deficit)	$(2,570,275)	$(2,537,170)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These unaudited interim financial statements for the three months ended March 31, 2013 included herein have been prepared in conformity with United States generally accepted accounting principles (“US GAAP”).  In the opinion of management, all adjustments considered necessary for a fair presentation of financial position, results of operations and cash flows as at March 31, 2013 and 2012 have been included. These unaudited interim financial statements should be read in conjunction with the December 31, 2012 audited financial statements and notes thereto.

22

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Advertising Costs

Advertising costs are expensed as incurred.  Advertising expense periods ended March 31, 2013 and 2012 was $nil and $nil, respectively.

Cash and Cash Equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.  As at March 31, 2013 the Company has $Nil of cash and cash equivalents (December 31, 2012 - $2,930).

Equipments

Equipments are consisted of camera equipment, motor vehicle, and computer software, which are carried at cost, net of accumulated depreciation.  Depreciation is computed by the straight-line method over the estimated useful lives as follows:

Camera and equipment	5 years
Motor vehicle	5 years
Computer software	2 years

Impairment of Long-Lived Assets

The Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable, pursuant to guidance established in ASC 360-05, “Impairment or Disposal of Long-Lived Assets”. Circumstances which could trigger a review include, but are not limited to: significant adverse changes in the business climate; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; or current expectation that the future benefit of asset will be realized.

Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized in the Statement of Operations as "Loss (gain) on disposal and impairment of long-lived assets" when the carrying amount is not recoverable and exceeds fair value.

Stock-Based Compensation

The Company accounts its stock options and similar equity instruments issued in accordance with ASC 718, “Share-Based Payment”. Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. ASC 718 requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

23

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Foreign Currency Translations

The Company’s functional and presentation currency is U.S. Dollars. At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date. At the period end, monetary assets and liabilities denominated in a foreign currency are translated into U.S. dollars at the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in statements of operations and comprehensive loss.

Comprehensive Income

The Company accounts for comprehensive income under the provisions of ASC Topic 220-10, “Comprehensive Income – Overall”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Operations and Comprehensive Loss.

Income Taxes

The Company has adopted ASC740, “Income Taxes”, which requires the Company to recognized deferred tax liabilities and assets for the expected future tax consequence of events that have been recognized in the Company’s financial statements or tax returns using the liability method. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

Film and Television Costs

Film and television costs include capitalizable production costs, production overhead, interest, development costs, and acquired production costs and are stated at the lower of cost, less accumulated amortization, or fair value.  Marketing, distribution, and general and administrative costs are expensed as incurred.

Film and television production, participation and residual costs are expensed over the applicable product life cycle based upon the ratio of the current period’s revenues to estimated remaining total revenue for each production. Costs of film and television productions are subject to regular recoverability assessments which compare the estimated fair values with the unamortized costs. The amount by which the unamortized costs of film and television productions exceed their estimated fair values is written off. Film development costs for projects that have been abandoned or have not been set for production within three years are generally written off.

Revenue Recognition

Revenue is recognized upon meeting the recognition requirements of ASC 926, Entertainment Films and ASC 605, Revenue Recognition. Revenues from home video distribution are recognized net of an allowance for estimated returns, as well as related costs, in the period in which the product is available for sale by our customers (at the point that title and risk of loss transfer to the customer, which is generally upon receipt by the customer). Revenues from domestic and international broadcast licensing and home video sublicensing, as well as associated costs, are recognized when the programming is available to the licensee and other ASC 605 recognition requirements are met.

24

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Revenue Recognition (Cont’d…)

Production consulting service revenue is recognized when persuasive evidence of an arrangement exists, services have been performed, the amount of the consideration is fixed or determinable, and there is reasonable assurance of collection of the sales proceeds; when the amount of revenue can be measured reliably; and when it is probably that the economic benefits associated with the transaction will flow to the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company's cash and cash equivalents are held in safekeeping by large, creditworthy financial institutions.  The Company has established guidelines relative to credit ratings, diversification and maturities that seek to maintain safety and liquidity.  As of March 31, 2013, the Company had approximately $nil in a bank beyond insured limit (December 31, 2012- $2,930).

Net Income (Loss) per Common Share

Basic income (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted income (loss) per share is calculated using the treasury stock method and reflects the potential dilution of securities by including stock options, special warrants, and contingently issuable shares, if any, in the weighted average number of common shares outstanding for a year, if dilutive. In a loss year, potential dilutive common shares are excluded from the loss per share calculation as the effect would be anti-dilutive. Accordingly, basic and diluted loss per share is the same for the loss year.

Use of Estimates

The preparation of the Company's interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the interim financial statements and the reported amount of net revenue and expenses during the period. The Company bases estimates on historical experience and on various assumptions about the future that are believed to be reasonable based on available information. The Company's reported financial position or results of operations may be materially different under different conditions or when using different estimates and assumptions, particularly with respect to significant accounting policies, which are discussed below. In the event that estimates or assumptions prove to differ from actual results, adjustments are made in subsequent periods to reflect more current information.

Fair Value of Financial Instruments

The estimated fair values for financial instruments under ASC Topic 825-10, “Financial Instruments”, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The Company’s financial instruments include cash and cash equivalents, accounts payable and accrued liabilities, and due to related parties.  Fair values of these financial statements approximate their carrying values due to their short-term nature.  Management is of the opinion that the Company is not exposed to significant interest, credit or currency risks arising from these financial instruments.

25

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont’d…)

Fair Value of Financial Instruments (Cont’d…)

The Company adopted ASC Topic 820-10, “Fair Value Measurements and Disclosures”, which defines fair value, establishes a framework for measuring fair value in US GAAP, and expands disclosures about fair value measurements. ASC Topic 820-10 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.  The three levels of the fair value hierarchy are:

Level one – Quoted market prices in active markets for identical assets or liabilities;

Level two – Inputs other than level one inputs that are either directly or indirectly observable; and

Level three – Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

For the period ended March 31, 2013, the fair value of cash and cash equivalents was measured using Level 1 inputs.

Reclassification

Certain reclassifications have been made in the fiscal 2012 financial statements and notes to conform to the fiscal 2013 presentation.

Recently Adopted Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 210), Disclosures about Offsetting Assets and Liabilities”.  The guidance in this update requires the Company to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  The pronouncement is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented.  The Company’s adoption of the new standard does not have a material effect on the Company’s financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income".  The amendments do not change the current requirements for reporting net income or other comprehensive income in financial statements. However, the amendments require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S.GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. The pronouncement is effective for fiscal years and interim periods ending after December 15, 2012. The Company’s adoption of the new standard does not have a material effect on the Company’s financial position or results of operations.

26

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

4.

EQUIPMENT

Equipment at March 31, 2013 and December 31, 2012 were summarized as follows:

	Cost	Accumulated Amortization	Net Book Value
	$	$	$
March 31, 2013
Equipment:
Computer software	2,729	1,456	1,273
Camera and equipment	100,064	12,186	87,878

Total	102,793	13,642	89,151

	Cost	Accumulated Amortization	Net Book Value
	$	$	$
December 31, 2012
Equipment:
Computer software	2,729	1,115	1,614
Camera and equipment	100,064	7,182	92,882

Total	102,793	8,297	94,496

On March 26, 2012, the Company’s production facilities suffered a fire and its equipment and pre-production and production material were damaged which a net book value of $52,319 has been written off.   During the period ended March 31, 2013, the Company charged depreciation of $5,345 (2012 - $2,680).

5.

FILM AND TELEVISION COSTS

Film and Television costs are as follows:	March 31, 2013	December 31, 2012
	$	$
Beginning balance:	-	-
Addition during the period:
Mountain of Trouble	-	149,436
	-	149,436

Write off	-	(149,436)

Ending balance:	-	-

During the year ended December 31, 2012, as the result of the fire at the Company production facilities, all the produced film and television were damaged and abandoned except Mountain of Trouble.  Subsequent to the fire, the Company has made an attempt to remake the Mountain of Trouble and incurred $149,436 but decided to abandon the film at year end and the amount incurred during the period were written off.

27

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

6.

RELATED PARTY TRANSACTIONS

A summary of due to related parties is as follows:

	March 31, 2013	December 31, 2012
	$	$
Due a shareholder – Mr. Doug Scheving, non-interest bearing, unsecured and due on demand.	48,394	48,394

Due to a company controlled by a director of the Company – Reel Magic Productions, non-interest bearing, unsecured and due on demand.	114,094	115,394

Due to a director – Mr. Alan Pezutto, non-interest bearing, unsecured and due on demand.	824,464	805,224

Due to a director – Mr. Christopher Baker, non-interest bearing, unsecured and due on demand.	100,000	100,000

Due to a director – Ms. Karen Novorr Pezutto, non-interest bearing, unsecured and due on demand	100,000	100,000

	1,186,952	1,169,012

During the year ended December 31, 2012, the Company charged imputed interest rate of 3.25% on the amount due to related parties, thereby leading to the recognition of interest expenses of $11,700.  A corresponding amount was classified as additional paid-in capital.

During the periods ended March 31, 2013 and 2012, the Company charged imputed interest rate of 3.25% (2012 – 3.25%) on the amount due to related parties, thereby leading to the recognition of interest expenses of $3,884 (2012 - $2,925). A corresponding amount was classified as additional paid-in capital.

During the periods ended March 31, 2013 and 2012, the Company borrowed a total of $17,940 (2012 - $20,000) from a director and a Company controlled by a director of the Company to finance operating expenditures incurred by the Company.

The Company also incurred the following related party transactions during the period ended March 31, 2013:

•

Rent expense of $8,700 (2012 - $4,000) were paid to a director of the Company and a company controlled by a director of the Company.

•

Professional expense of $1,750 (2012 - $nil) were paid to a director of the Company.

Included in prepaid expense is $5,000 deposit paid to a law firm operated by a director of the Company.

28

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

6.

RELATED PARTY TRANSACTIONS (Cont’d…)

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

7.

STOCKHOLDERS’ EQUITY

Common Stock:

Authorized

The total authorized is 200,000,000 common shares with a par value of $0.001 per common share.

Issued and Outstanding

During the period ended December 31, 2008, the Company issued a total of 40,135,000 common shares of which 36,815,000 shares were issued to Founders totaling $36,815 and 520,000 shares were issued for cash totaling $52,000 and 2,800,000 shares were issued for services totaling $280,000.

During the fiscal year ended December 31, 2009, the Company issued a total of 402,000 common shares of which 202,000 shares were issued for cash totaling $20,200 and 200,000 shares were issued for services totaling $20,000. In addition, the Company recorded $25,832 and $3,975 in additional paid-in capital in connection with the donated services and non-interest loan provided by related parties of the Company, respectively.

During the fiscal year ended December 31, 2010, the Company recorded $46,381 and $3,450 in additional paid-in capital in connection with the donated services and non-interest loan provided by related parties of the Company, respectively.

During the fiscal year ended December 31, 2011, the Company recorded $5,553 in additional paid-in capital in connection with non-interest bearing loan provided by related parties of the Company.  Further, the Company also recorded $250,000 in additional paid-in capital for donated shares contributed by a shareholder of the Company to settle demand loans of the Company totaling $250,000 (See Note 6).

During the fiscal year ended December 31, 2012, the Company recorded $11,700 in additional paid-in capital in connection with the non-interest bearing balance provided by related parties of the Company.

In connection with the management bonus declared during the year ended December 31, 2012, the Company allotted 7,000,000 common shares at $0.10 per share to directors of the Company for the payment of 50% management bonus of $700,000. During the three months ended March 31, 2013, the Company issued a total of 7,000,000 common shares in connection with the management bonus declared in 2012 at $0.10 per share, for a total value of $700,000. 2,500,000 shares were issued to the CEO and director of the Company totaling $250,000, 2,500,000 shares were issued to relatives of the CEO and director of the Company totaling $250,000, and 2,000,000 shares were issued to two directors of the Company totaling $200,000.

During the three months ended March 31, 2013, the Company recorded $3,884 in additional paid-in capital in connection with the non-interest bearing balance provided by related parties of the Company.

As at March 31, 2013, there were 47,537,000 shares issued and outstanding.

29

Asgarrd Media

(A Development Stage Company)

Notes to the Financial Statements

Three Months Ended March 31, 2013

(Expressed in US Dollars)

(Unaudited – Prepared by Management)

8.

SUBSEQUENT EVENTS

There were no subsequent events.

30

Asgaard Media

12,500,000 Shares

$2.50 Per Share

Common Stock

PROSPECTUS

                     , 2013

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus.  This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

31

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of her duty.  One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Nevada laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the Offering, all of which are to be paid by the registrant, are as follows:

Accounting, Legal and Professional Fees	$16,500
Edgar Filing Fees	$2,743
Blue Sky Qualification Fees	$2,500
Transfer Agent Fees	$12,000
TOTAL	$33,743

RECENT SALES OF UNREGISTERED SECURITIES

Since Inception, Asgaard Media issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

Founders’ Stock

On February 12, 2008 the Company issued 36,815,000 shares of its common stock as founder’s stock at a deemed value of $0.001 per share.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) as the offer and issuance of the stock did not involve a public offering of securities.  These shares were issued for pre-incorporation services in recognition of the recipient’s contributions to the Company at par value or $0.001 per share and were made to give the recipients an incentive to assist the Company in pursuing its business objectives in the future, although they have no obligation to do so.  At the issue date, the Company’s shares were not publicly traded, therefore there was no established market price, and there were no bid or asked price, and there had been no initial public offering upon which to determine “fair market value.”  Since none of the foregoing measurements were available to determine “fair market value,” the Company’s Board of Directors determined, based on good faith, that the fair market value of the services on the measurement date was $0.001 per share.

The Company issued 15,622,500 shares as founders’ shares valued at $0.001 per share, or an aggregate of $15,622.50, to our CEO, Wm. Alan Pezzuto for pre incorporation services related to the establishment of the Company, evaluation of various opportunities and development of its business plan.  As part of his estate planning,

32

Mr. Pezzuto subsequently gifted 10,622,500 shares to family members and friends and the certificates were issued in August 2009.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) as the issuance of the stock did not involve a public offering of securities.

The Company issued 5,000,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $5,000, to Christopher Baker for pre incorporation music soundtrack consulting and preproduction services related to the Company’s Community Challenge project.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 5,000,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $5,000 to Merlion Entertainment, Ltd for pre incorporation services involving negotiation with talent, site location and agency services related to the procurement of government matching grants.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 4,000,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $4,000, to Douglas Scheving for pre incorporation services involving negotiation with talent, site location and agency services related to the procurement of government matching grants.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 2,000,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $2,000 to the Peder K. Davisson Revocable Trust in consideration for professional legal services rendered for pre-incorporation services and as fixed fee for legal services not related to this registration statement.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) as the issuance of the stock did not involve a public offering of securities.   The ownership of these shares is in dispute and are not being registered pursuant to this Offering.

Stephen Sallus received 1,222,500 founders’ shares valued at $0.001 per share, or an aggregate of $1,222.50, for pre-incorporation services related to script procurement and organizational issues.  Mr. Sallus subsequently gifted 22,500 shares to his parents Irving and Sandy Sallus and the certificates were issued in August 2009.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000..

The Company issued 250,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $250, to Becky Bristow for pre incorporation animation consulting services and design work on the Company’s website.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 300,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $300 to Michael Pass for pre incorporation editing services related to the Company’s Community Challenge project.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 1,500,000 shares as founders’ shares valued at $0.001 per share, or $1,500, to the Betzenhouser Family Trust for pre incorporation services involving research and script development for the Company’s Between Purgatory and Perdition project.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of

33

Regulation D, as the issuance of the stock did not involve a public offering of securities.  The ownership of these shares is in dispute and are not being registered pursuant to this Offering.

The Company issued 1,500,000 shares as founders’ shares valued at $0.001 per share, or $1,500 to the Neubert Family Trust for pre incorporation services involving negotiation of real-estate rights and non-traditional financing for the Company’s Community Challenge Project.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities.  The ownership of these shares is in dispute and are not being registered pursuant to this Offering.

The Company issued 100,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $1,000, to Trent Julian for pre incorporation production services related to the Company’s Community Challenge project.  .  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000   Mr. Julian subsequently gifted 50,000 shares to his four children in equal shares as part of his estate plan and the certificates were issued in August 2009.

The Company issued 100,000 shares as founders’ shares valued at $0.001 per share or an aggregate of $100, to Whitney Lund for pre-incorporation organizational and consulting services.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2) and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 150,000 shares as founders’ shares valued at $0.001 per share, or an aggregate of $150 to MA Thompson for pre-incorporation services related to script procurement.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 25,000 shares as founders’ shares valued at $0.001 per share, or $25, to Kristian De La Rossa for pre incorporation services related corporate marketing.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The Company issued 22,500 as founders’ shares valued at $0.001 per share to Matt Savoie for pre incorporation services related to corporate marketing.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D, as the issuance of the stock did not involve a public offering of securitie, and the total value of the shares issued was less than $1,000,000s.

The Company issued 22,500 shares as founders’ shares valued at $0.001 per share to Emad Elouri for pre incorporation services related to the Company’s Community Challenge project.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), and Rule 504 of Regulation D ,as the issuance of the stock did not involve a public offering of securities, and the total value of the shares issued was less than $1,000,000.

The aggregate offering price for securities offered and sold over a 12 month period of time was never more than $1,000,000.

Private Placement under Rule 506.

Pursuant to a private placement, from June 1, 2008, to January 20, 2009, the Company offered and sold 722,000 shares of its common stock for cash of $72,200, or $0.10 per share, to accredited investors who had a pre-existing

34

relationship with the Company’s officers and/or directors under Rule 506 promulgated under Regulation D of the Securities Act of 1933, as amended.

Issuances for Services

On June 30, 2008, the Company issued 2,000,000 shares of its common stock for services to Melvin William Winn at a deemed value of $200,000 for script consulting and Canadian pre-production services for our Mountains of Trouble project.  This valuation was based on the most recent offering price of its common stock.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2).  There is no formal agreement between the Company and Mr. Winn with respect to the provision of these services.

On June 30, 2008, the Company issued 800,000 shares of its common stock to Stephen Sallus at a deemed value of $80,000 for ongoing services related to production, financial consulting and strategic partnerships with vendors.  There is no formal agreement between the Company and Mr. Sallus with respect to the provision of these services.  This valuation was based on the most recent offering price of its common stock.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2).

On January 1, 2009, the Company issued 200,000 shares, of which 100,000 were to retain the services of Erin Giudice, a Director and Secretary of the Company, and 100,000 of which were to retain the services of Alice Matano, a Director and Chief Financial Officer of the Company, at a deemed value of $0.10 per share or an aggregate of $20,000.  This valuation was based on the most recent offering price of its common stock.  Shares were issued in reliance on the exemption from registration requirements of the Securities Act of 1933, as amended, provided under Section 4(2), as the offer and issuance of the stock did not involve a public offering of securities.

With respect to issuances under Section 4(2), at the time of issuance, each purchaser of our common stock was 1) in possession of all available material information about the Company; 2) had a pre-existing family or business relationship with the Company’s officers and/or directors; there was no general advertising or solicitation; and 3) the shares bear restrictive legends.  On the basis of these facts, Asgaard claims that the issuance of stock to these shareholders qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Index of Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation and Articles of Amendment for Asgaard Media*

3.2	Bylaws of Asgaard Media*

5.1	Opinion and Consent of Counsel

10.5	Assignment of Screenplay – Community Challenge *

14.1	Code of Ethics*

23.1	Consent of Accountant

99.1	Form of Subscription Agreement for Common Stock.

35

UNDERTAKINGS

The registrant hereby undertakes:

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

 For determining liability of the undersigned registrant under the Securities Act to purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following

36

communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iv)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(v)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(vi)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

37

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Corona, State of California, on June 28, 2013.

Asgaard Media

By:	/s/ Wm. Alan Pezzuto
Wm. Alan Pezzuto
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Karen Pezzuto
Karen Pezzuto
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 28, 2013:

Signature	Title

/s/ Wm. Alan Pezzuto
Wm. Alan Pezzuto	President, Principal Executive Officer,
Director

/s/ Christopher R. Baker	Secretary, and
Christopher R. Baker	Director

38